Exhibit 2.1

EXECUTION COPY

STOCK AND UNIT PURCHASE AGREEMENT

by and among

R-VISION HOLDINGS LLC,

as Purchaser

MONACO COACH CORPORATION,

as Parent

WILLIAM L. WARRICK,

ARLEN J. PAUL, DENNIS BAILEY,

WILLIAM DEVOS, RUTH A. HOLLINGSWORTH,

SHANNON E. WARRICK, BRADFORD J. WARRICK,

WILLIAM LEWIS WARRICK, JODIE D. WARRICK,

HELEN L. KRIZMAN, WARRICK LP,

WILLIAM WARRICK AS TRUSTEE OF THE

WILLIAM WARRICK 1998 IRREVOCABLE TRUST

FOR THE BENEFIT OF SHANNON ELIZABETH WARRICK,

WILLIAM WARRICK AS TRUSTEE OF THE

WILLIAM WARRICK 1998 IRREVOCABLE TRUST

FOR THE BENEFIT OF WILLIAM LEWIS WARRICK,

WILLIAM WARRICK AS TRUSTEE OF THE

WILLIAM WARRICK 1998 IRREVOCABLE TRUST

FOR THE BENEFIT OF BRADFORD JAMES WARRICK,

and

WILLIAM WARRICK AS TRUSTEE OF THE

WILLIAM WARRICK 1998 IRREVOCABLE TRUST

FOR THE BENEFIT OF JODIE DAWN WARRICK,

as Sellers

CONCERNING THE CAPITAL STOCK

AND MEMBER INTERESTS AS APPROPRIATE OF

R-VISION, INC.,

R-VISION MOTORIZED LLC,

ROADMASTER LLC,

BISON MANUFACTURING, LLC

and

A.J.P. R.V., INC.

as Companies

November 9, 2005

4.18.	Contracts; No Defaults	26
4.19.	Insurance	28
4.20.	Environmental Matters	29
4.21.	Employees	31
4.22.	Labor Disputes; Compliance	31
4.23.	Intellectual Property	32
4.24.	Product Warranties; Product Liability; Safety and Recalls	33
4.25.	Brokers or Finders	34
4.26.	Banks	34
4.27.	Disclosure	34
4.28.	Anti-Takeover Statute Not Applicable	34
4.29.	Absence of Certain Payments	34
4.30.	Customers	35

5.0.	REPRESENTATIONS, COVENANTS AND WARRANTIES OF PURCHASER	35
5.1.	Authority	35
5.2.	Organization, Standing and Power	35
5.3.	No Conflict	35
5.4.	Investment Intent, Related Matters	36
5.5.	Litigation	36
5.6.	Brokers, Etc	36
5.7.	Financial Ability	36

6.0.	AGREEMENTS CONCERNING EMPLOYMENT AND COMPETITION	36
6.1.	Employment	36
6.2.	Competition	37

7.0.	PRE-CLOSING COVENANTS	38
7.1.	Operation of Business, Related Matters	38
7.2.	Preparation for Closing	38
7.3.	Consents	38
7.4.	HSR Filing	39
7.5.	Access to Companies	39
7.6.	Spreadsheet	39
7.7.	Expenses, Etc	40
7.9.	Public Communications	40
7.10.	Notification of Certain Matters	40
7.11.	Liquidation of the Subsidiary	40

8.0.	ADDITIONAL COVENANTS	41
8.1.	Records: Cooperation	41
8.2.	No Securities Law Violation	41
8.3.	Further Assurances	41
8.4.	Tax Election under 338(h)(10)	41
8.5.	Continued Qualification as an S Corporation	43
8.6.	Tax Cooperation	43
8.7.	Tax Returns	43
8.8.	Payment of Taxes	44
8.9.	FIRPTA Certificate	44
8.10.	Tax Audits Relating to the Companies	44
8.11.	Environmental Remediation	45

9.0.	INDEMNIFICATION	46
9.1.	Indemnification of Purchaser	46
9.2.	Environmental Holdback	47
9.3.	Rules Regarding Indemnification	48
9.4.	Third Party Claims	50
9.5.	Claims Made by Sellers	51

10.0.	CONDITIONS TO THE OBLIGATION TO CLOSE OF PURCHASER	51
10.1.	Continued Accuracy of Representations and Warranties	51
10.2.	Performance of Agreements	51
10.3.	Sellers Closing Certificate	51
10.4.	No Material Adverse Change	51
10.5.	Legality; Governmental Authorization; Litigation	51
10.6.	Opinion of Counsel	52
10.7.	General	52
10.8.	Consents	52
10.9.	Employment Arrangements	52
10.10.	Release of Liens	52
10.11.	Spreadsheet	52
10.12.	Statement of Expenses	53
10.14.	Title Insurance	53
10.15.	Liquidation of the Subsidiary	53

11.0.	CONDITIONS TO THE OBLIGATION TO CLOSE OF THE SELLERS AND THE COMPANIES	53
11.1.	Continued Accuracy of Representations and Warranties	53

11.2.	Performance of Agreements	53
11.3.	Purchaser’s Closing Certificate	53
11.4.	Legality; Governmental Authorization; Litigation	53
11.5.	General	53

12.0.	CLOSING DELIVERIES: SELLERS AND THE COMPANIES	54
12.1.	Share and Unit Certificates and Stock and Unit Powers	54
12.2.	Resignations	54
12.3.	Legal Opinion	54
12.4.	Records and Title Closing Documents	54
12.5.	Consents	54
12.6.	Other Documents	54

13.0.	CLOSING DELIVERIES: PURCHASER	54
14.0.	TERMINATION	55
14.1.	Termination	55
14.2.	Effect of Termination	55
14.3.	Casualty or Condemnation	55

15.0.	SELLERS’ REPRESENTATIVE	56

16.0.	MISCELLANEOUS	56
16.1.	Parties in Interest: Assignment	56
16.2.	Confidentiality	56
16.3.	Entire Agreement; Amendments	57
16.4.	Headings	57
16.5.	Notices	57
16.6.	Waiver	58
16.7.	Governing Law; Forum; No Jury	59
16.8.	Survival of Representations and Warranties	59
16.9.	Parent Guarantee	59

List of Schedules*

Schedule	Item
2.3	Bison Payment
3.4	Accounting Changes
3.5	Absence of Sellers’ Claims Against Companies
4.1	Organization and Good Standing
4.2	Conflict
4.3	Capitalization, Indebtedness
4.4	Financial Statements
4.5	Undisclosed Liabilities
4.7	Assets
4.8	Real Estate
4.9	Encumbrances
4.10	Liens on Accounts Receivable
4.11	Inventory Policy
4.12	Taxes
4.14	Employee Benefit Plans
4.14(j)	Benefits Affected by Transaction
4.15	Compliance with Laws
4.16	Legal Proceedings/Orders
4.17	Absence of Changes
4.17(a)(ii)	Tax Distribution Calculation
4.18	Contracts
4.19	Insurance
4.20	Environmental
4.21	Employees
4.22	Labor Disputes
4.23	Intellectual Property
4.24	Product Claims
4.26	Bank Accounts
4.30	Customers
5.3	Purchaser’s Required Notices or Consents
6.1	Employees; Terminated Employee Agreements
6.2(a)	Exceptions to Competitive Restrictions for Certain Sellers
7.1	Actions Not Requiring Purchaser’s Consent
7.2	Liens to be Released
10.8	Consents
10.10	Released Liens

* Omitted pursuant to Item 601 of Regulation S-K.  Monaco Coach Corporation agrees to supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

STOCK AND UNIT PURCHASE AGREEMENT

This Stock and Unit Purchase Agreement is entered into as of November 9, 2005 (“Agreement”), by and among William L. Warrick, Arlen J. Paul, Dennis Bailey, William Devos, Ruth A. Hollingsworth, Shannon E. Warrick, Bradford J. Warrick, William Lewis Warrick, Jodie D. Warrick, Helen L. Krizman, Warrick LP, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Shannon Elizabeth Warrick, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of William Lewis Warrick, William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Bradford James Warrick, and William L. Warrick as Trustee of the William Warrick 1998 Irrevocable Trust for the Benefit of Jodie Dawn Warrick, (sometimes referred to singly as “Seller” and collectively as “Sellers” and the last four named Sellers are sometimes referred to as the “Trusts”), Monaco Coach Corporation, a Delaware corporation (“Parent”), R-Vision Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Purchaser”), R-Vision, Inc. (“R-Vision”), A.J.P. R.V., Inc. (“AJP”), R-Vision Motorized LLC (“R-Vision Motorized”), Roadmaster LLC (“Roadmaster”) and Bison Manufacturing, LLC (“Bison”) (R-Vision, AJP, R-Vision Motorized, Roadmaster, Bison and the Subsidiary (as defined below) are collectively called the “Companies”) and William L. Warrick as representative of the Sellers.  Sellers have designated and authorized William L. Warrick to be their representative (“Sellers’ Representative”) regarding all matters relating to this Agreement, pursuant to Article 15.0.

RECITALS

Purchaser desires to buy, and Sellers desire to sell and transfer, all the issued and outstanding shares of the capital stock of R-Vision, all the issued and outstanding shares of the capital stock of AJP, all of the membership interests in R-Vision Motorized, all the membership interests in Roadmaster and all the membership interests in Bison.  R-Vision, R-Vision Motorized, Roadmaster and Bison are engaged in the business of the manufacture and sale of towable recreational vehicles, motorized recreational vehicles, cargo trailers and horse trailers (collectively, as facilitated by AJP, the “Business”).  AJP owns and leases real estate to R-Vision, R-Vision Motorized, Roadmaster and Bison.

Concurrently with the execution and delivery of this Agreement, certain employees of the Companies are entering into employment agreements with Parent (the “Employment Agreements”), which will become effective upon the Closing (as defined below).

AGREEMENT

Therefore, in consideration of the premises and of the mutual promises of the parties, the parties agree as follows:

1.0.          CLOSING DATE.

The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place as promptly as practicable, and no more than two business days, after the satisfaction or waiver of the conditions set forth in Article 10.0 and Article 11.0 hereof, at the offices of Barnes & Thornburg LLP, 121 West Franklin Street, Suite 200, Elkhart, Indiana, or at such other place or time as may be agreed to in writing by the parties (the “Closing Date”).  Time is of the essence in this Agreement and in connection with the transactions contemplated by it.

2.0.          SALE AND PURCHASE.

2.1.          Shares.  Subject to the terms and conditions of this Agreement, at the Closing:

a.             Sellers shall sell to Purchaser and Purchaser shall purchase from Sellers, free and clear of all liens and encumbrances, all of the issued and outstanding shares of the capital stock of R-Vision (the “R-Vision Shares”), all of the issued and outstanding shares of the capital stock of AJP (the “AJP Shares”), all of the membership interests in R-Vision Motorized ( “R-Vision Motorized Units”), all the membership interests in Roadmaster (“Roadmaster Units”) and all the membership interests in Bison (“Bison Units”) (the R-Vision Shares and the AJP Shares are sometimes collectively referred to as the “Shares”, and the R-Vision Motorized Units, Roadmaster Units and Bison Units are sometimes collectively referred to as the “Units”).

2.2.          Purchase Price.  The aggregate consideration (the “Purchase Price”) for the Shares and the Units shall be $60,000,000, less the amounts of the Sellers’ Obligations (as defined in Section 2.3.b), of which (i) $38,743,000 shall be for the R-Vision Shares, (ii) $9,000,000 shall be for the AJP Shares, (iii) $1,776,000 shall be for the R-Vision Motorized Units, (iv) $4,226,000 shall be for the Roadmaster Units and (v) $6,255,000 shall be for the Bison Units.  The Purchase Price shall be payable as provided in Section 2.3 and subject to the holdback provisions and adjustment as provided in Sections 2.4 and 9.2 of this Agreement.

2.3.          Closing Deliveries.

a.             At the Closing, Sellers shall deliver to Purchaser (in each case in such form reasonably satisfactory to Purchaser):

(i)            Certificates representing the R-Vision Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Purchaser;

(ii)           Certificates representing the AJP Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Purchaser;

(iii)          A bill of sale, membership interest power or other evidence of transfer in respect of the R-Vision Motorized Units, duly executed in the name of Purchaser;

(iv)          A bill of sale, membership interest power or other evidence of transfer in respect of the Roadmaster Units, duly executed in the name of Purchaser;

(v)           A bill of sale, membership interest power or other evidence of transfer in respect of the Bison Units, duly executed in the name of Purchaser; and

(vi)          Such other documents, instruments, certificates and opinions as are required by Article 12.0 of this Agreement or as may be reasonably requested by Purchaser.

b.             At the Closing, Purchaser shall deliver:

(i)            the sum of $57,750,000 (the “Closing Payment”), on behalf of the Sellers and at their direction, as follows: (A) the sum of the Indebtedness (as defined in Section 4.3.g), in the amounts and to the accounts as set forth in the Spreadsheet (as defined in Section 7.6), (B) the Bison Payment as set forth and defined in Schedule 2.3, (C) the sum of the Transaction Expenses (as defined in Section 7.7), in the amounts and to the accounts as set forth in the Statement of Expenses (as defined in Section 7.7), (D) the sum of the Closing Compensation Liability (as defined in Section 6.1.b), in the amounts and to the accounts as set forth in the Spreadsheet and (E) the remainder of the Closing Payment (after the foregoing payments in (A), (B), (C) and (D) are made (such payments collectively, the “Sellers’ Obligations”)) by wire transfer to an account or accounts designated by Sellers’ Representative in writing at least one day before the Closing Date; and

(ii)           Such other documents, instruments, certificates and opinions as are required by Article 13.0 of this Agreement or as may be reasonably requested by Sellers’ Representative.

c.             Notwithstanding any other provision in this Agreement, the parties hereto shall have the right to deduct and withhold Taxes from any payments contemplated by this Agreement, including in connection with any Closing Compensation Liability, if such withholding is required by applicable law, and to request any necessary Tax forms, including Form W-4, Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information from the recipients of payments contemplated by this Agreement. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of payments in respect of which such deduction and withholding was made.

2.4.          Adjustments to Purchase Price; NBV Holdback.

a.             On behalf of the Sellers, as of the Closing, Purchaser shall retain $1,500,000 (the “NBV Holdback Amount”) from the Purchase Price (the “NBV Holdback”) and with respect to each Seller, Purchaser shall be deemed to have retained such Seller’s pro rata portion of the NBV Holdback Amount from the portion of the Purchase Price payable to such Seller for its respective Shares and/or Units, in order to provide security for Purchaser with respect to the NBV Adjustment (as defined below).

b.             The Purchase Price shall be decreased, dollar for dollar, to the extent the aggregate Net Book Value of the Companies as of the Closing is less than $31,300,000 (the “NBV Adjustment”).  As used herein, “Net Book Value” means the total assets minus the total liabilities of the Companies as of the Closing, determined in accordance with United States generally accepted accounting principles (“GAAP”), provided that it is agreed and acknowledged that the Companies recognize revenue upon shipment.

c.             Purchaser shall determine the Net Book Value of the Companies as of the Closing based on a physical inventory taken on October 28, 2005, which will be rolled forward to the Closing Date and an accounting review of the books and records of the Companies as of the Closing, conducted by Purchaser promptly after the Closing, computed in accordance with GAAP, provided that revenue shall be recognized upon shipment in accordance with the past practices of the Companies.  Sellers and Sellers’ accounting firm at Sellers’ expense shall observe that physical inventory and have full access to working papers, inventory tags and other relevant information.  Within 60 days after the Closing Date, Purchaser shall deliver to Sellers’ Representative the determination of the Net Book Value of the Companies as of the Closing setting forth the relevant information and computations for the Net Book Value (the “Determination”).  If within 30 days after delivery of the Determination, Sellers’ Representative does not object in writing to the Determination, setting forth in reasonable detail the basis for such objections, the Determination shall be binding and shall be used in determining the adjustments to the Purchase Price under this Section 2.4.  If, within 30 days after delivery of the Determination, Sellers’ Representative does object in writing to the Determination, setting forth in reasonable detail the basis for such objection, the parties shall negotiate in good faith to resolve their differences regarding the Net Book Value of the Companies as of the Closing, but if the parties do not reach agreement within 30 days after delivery of such written objection, the issues in dispute shall be submitted to a nationally recognized, independent accounting firm that is mutually acceptable to the parties (the “Independent Accountants”) for resolution of the issues in accordance with the provisions of this Section 2.4.  The determination of the Net Book Value of the Companies as of the Closing by such Independent Accountants shall be final and binding on the parties in determining the adjustments to the Purchase Price under this Section 2.4.  The fees and expenses of the Independent Accountants for the resolution of the dispute shall be shared by Purchaser and Sellers in inverse proportion to the respective amounts of the disputed matters which are resolved in their respective favor.

d.             Upon final determination of the Net Book Value of the Companies as of the Closing in accordance with Section 2.4.c (the “Final Determination”), Purchaser shall be entitled to permanently retain for its own account that portion of the NBV Holdback that is equal to the amount of the NBV Adjustment, if any.  If the NBV Holdback Amount is less than the NBV Adjustment, the remainder of the NBV Adjustment shall be promptly paid by Sellers’ Representative (on behalf of the Sellers) by wire transfer in immediately available funds to an account or accounts designated by Purchaser in writing.  If the NBV Holdback Amount is greater than the NBV Adjustment, the remainder of the NBV Holdback shall be promptly paid by Purchaser by wire transfer in immediately available funds to an account or accounts designated by Sellers’ Representative in writing.

3.0.          INDIVIDUAL REPRESENTATIONS, COVENANTS AND WARRANTIES OF SELLERS.

Each Seller represents, covenants and warrants to Purchaser as to such Seller as follows (representations by each of the Trusts are made by the trustee of such Trust solely in such trustee’s capacity as trustee of such Trust), which representations, covenants and warranties shall also be deemed to have been made as of the Closing Date.

3.1.          Authority.  This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.  Such Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform such Seller’s obligations under this Agreement.  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement directly or indirectly contravenes, conflicts with or results (with or without notice or lapse of time) in a violation of any agreement, order or contract to which such Seller or any of such Seller’s assets are subject or may be bound.

3.2.          Stock Ownership.  Such Seller owns of record and beneficially the number of R-Vision Shares and the AJP Shares specified in Section 4.3 as owned by such Seller, free and clear of all encumbrances and claims.

3.3.          Membership Interest.  Such Seller owns of record and beneficially the number of R-Vision Motorized Units, Roadmaster Units or Bison Units, specified in Section 4.3 as owned by such Seller, free and clear of all encumbrances and claims.

3.4.          No Accounting Change.  Except as provided in Schedule 3.4, since the first day of the 2002 fiscal year of the Companies, such Seller has not taken, and through and after the Closing such Seller will not take, any action, including filing any application with the IRS or other taxing authorities, requesting or which could result in a change in any Company’s method of accounting.

3.5.          Absence of Claims.

a.             Except for accrued or vested rights to employees under the agreements and plans identified on Schedule 3.5, no such Seller has any claim against any Company, whether present or future, contingent or unconditional, fixed or variable, under any Contract or on any other basis whatsoever.

b.             There is no action, suit, claim or proceeding pending or to such Seller’s knowledge threatened against any such Seller with respect to which such Seller, whether in its capacity as a director, officer, member, employee, stockholder, agent or affiliate, has a right to indemnification from any Company related to facts and circumstances existing prior to the Closing, nor to such Seller’s knowledge are there any facts or circumstances that would give rise to such an action, suit, claim or proceeding.

c.             No such Seller has any action, suit or claim with respect to the Shares, the Units or the transactions contemplated hereby, whether present or future, contingent or unconditional, fixed or variable.

4.0.          REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE SELLERS AND THE COMPANIES.

Each of the Companies and the Sellers represents, covenants and warrants to Purchaser as follows (representations by each of the Trusts are made by the trustee of such Trust solely in such trustee’s capacity as trustee of such Trust), which representations, covenants and warranties shall be deemed to have been made as of the Closing Date.  When used in this Agreement: (i) references to the “knowledge of Sellers or Companies,” or similar phrase, means the knowledge of any individual Seller or individual trustee of a Seller which is a trust or any of Craig Swisher and Carlisle Roose, after making due inquiry of such persons that would reasonably be expected to have knowledge of such matters; (ii) references to “material” means, as appropriate given the context, an item or matter, the value or consequences of which is, or would be reasonably likely to result in a Loss (as defined below) of, $50,000 or more, individually or in the aggregate; (iii) references to “material adverse change” or “material adverse effect” means an event, change, circumstances or fact which results in, or would reasonably be expected to result in, individually or in the aggregate, a Loss of $50,000 or more in the total assets, total liabilities, Net Book Value, operations, results of operations, business or prospects of the Companies and (iv) references to “organizational documents” means the agreements, documents and materials that govern the operation and/or organization of the respective Company in accordance with applicable Legal Requirements.

4.1.          Organization and Good Standing.

a.             R-Vision is a corporation duly organized and validly existing under the laws of Indiana with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

Except as provided in Schedule 4.1, R-Vision is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification.  Schedule 4.1 lists each such jurisdiction.  In excess of 50 percent of the outstanding voting securities of R-Vision are held by William L. Warrick, in his individual capacity.  R-Vision has delivered a true and correct copy of its organizational documents, each in full force and effect on the date hereof, to Purchaser.  The Board of Directors of R-Vision has not approved or proposed any amendment to such organizational documents and R-Vision is not in violation of any of the terms thereof.

b.             AJP is a corporation duly organized and validly existing under the laws of Indiana with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.  Except as provided in Schedule 4.1, AJP is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification.  Schedule 4.1 lists each such jurisdiction.  In excess of 50 percent of the outstanding voting securities of AJP are held by William L. Warrick, in his individual capacity.  AJP has delivered a true and correct copy of its organizational documents, as amended to date, each in full force and effect on the date hereof, to Purchaser.  The Board of Directors of AJP has not approved or proposed any amendment to such organizational documents and AJP is not in violation of any of the terms thereof.

c.             R-Vision Motorized is a limited liability company duly organized and validly existing under the laws of Indiana with full limited liability company power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.  Except as provided in Schedule 4.1, R-Vision Motorized is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification.  Schedule 4.1 lists each such jurisdiction.  Warrick, L.P. has the right to more than 50 percent of the profits of R-Vision Motorized, and has the right in the event of dissolution to more than 50 percent of the assets of R-Vision Motorized.  R-Vision Motorized has delivered a true and correct copy of its organizational documents, as amended to date, each in full force and effect on the date hereof, to Purchaser.  The members of R-Vision Motorized have not approved or proposed any amendment to such organizational documents and R-Vision Motorized is not in violation of any of the terms thereof.

d.             Roadmaster is a limited liability company duly organized and validly existing under the laws of Indiana with full limited liability company power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.  Except as provided in Schedule 4.1, Roadmaster is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification.  Schedule 4.1 lists each such jurisdiction.  Warrick, L.P. has the right to more than 50 percent of the profits of Roadmaster, and has the right in the event of dissolution to more than 50 percent of the assets of Roadmaster.  Roadmaster has delivered a true and correct copy of its organizational documents, as amended to date, each in full force and effect on the date hereof, to Purchaser.  The members of Roadmaster have not approved or proposed any amendment to such organizational documents and Roadmaster is not in violation of any of the terms thereof.

e.             Bison is a limited liability company duly organized and validly existing under the laws of Indiana with full limited liability company power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.  Except as provided in Schedule 4.1, Bison is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification.  Schedule 4.1 lists each such jurisdiction.  Warrick, L.P. has the right to more than 50 percent of the profits of Bison, and has the right in the event of dissolution to more than 50 percent of the assets of Bison.  Bison has delivered a true and correct copy of its organizational documents, as amended to date, each in full force and effect on the date hereof, to Purchaser.  The members of Bison have not approved or proposed any amendment to such organizational documents and Bison is not in violation of any of the terms thereof.

f.              Warrick, L.P. is a limited partnership duly organized and validly existing under the laws of Indiana with full power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.  No person or entity has the right to 50 percent or more of the profits of Warrick, L.P., or to 50 percent or more of the assets of Warrick, L.P. in the event of dissolution.  Warrick, L.P. has delivered a true and correct copy of its organizational documents, as amended to date, each in full force and effect on the date hereof, to Purchaser.  The partners of Warrick, L.P. have not approved or proposed any amendment to such organizational documents and Warrick, L.P. is not in violation of any of the terms thereof.

g.             None of the Companies has any subsidiaries except that R-Vision owns 100% of the capital stock and rights to purchase and all other equity interests of R-Vision International, Inc. (the “Subsidiary”).  The Subsidiary is qualified as an Interest-Charge Domestic International Sales Corporation under Sections 991 through 997 of the Internal Revenue Code of 1986, as amended.

h.             None of the Companies is an “investment company” within the meaning of the Investment Company Act of 1940.

i.              Sellers have delivered or made available to Purchaser and Purchaser’s counsel, with written notice of such availability (“Made Available”), full, complete and correct copies of the organizational documents of each of the Companies, as currently in effect.

4.2.          Authority; No Conflict.  Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will directly or indirectly:

a.             Contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any of the provisions of the organizational documents of any of the Companies or, if applicable, of any of the Sellers, or (ii) any resolution adopted or passed by the board of directors, the shareholders, members or managing members of any of the Companies or, if applicable, of any of the Sellers;

b.             Contravene, conflict with or result (with or without notice or lapse of time) in a violation of any applicable federal, state, county, provincial, local or foreign statute, ordinance, regulation, treaty, statute, requirement, rule, code or rule of common law (“Legal Requirements”) or any judgment, decree or order to which any of the Sellers, the Companies, or any of the assets owned or used by any of the Companies, may be subject;

c.             Contravene, conflict with or result (with or without notice or lapse of time) in a violation of any of the terms or requirements of, or give any governmental body the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify any material governmental authorization that is held by any of the Companies or that otherwise relates to the business of, or any of the assets owned or used by, any of the Companies;

d.             Contravene or conflict with, in any material respect, or result (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any contract to which any of the Companies is a party or under which any of the Companies has any rights, or by which any of the Companies, or any of the assets owned or used by any of the Companies, may be bound; or

e.             Result (with or without notice or lapse of time) in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by any of the Companies.

Except as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or as disclosed in Schedule 4.2, each of the Companies and the Sellers is not and will not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

4.3.          Capitalization; Indebtedness.

a.             The authorized capital stock of R-Vision consists of 1,000 common shares of which 500 shares have voting rights and 500 shares have no voting rights, with no par value.  Sellers are the record and beneficial owners and holders of the R-Vision Shares as set forth on Schedule 4.3.

b.             The authorized capital stock of AJP consists of 2,000 shares of common stock, of which 1,000 shares have voting rights and 1,000 shares have no voting rights, with no par value.  Sellers are the record and beneficial owners and holders of the AJP Shares as set forth on Schedule 4.3.

c.             The authorized membership units of R-Vision Motorized consist of 1,000 capital units, of which 1,000 units are issued and outstanding.  Sellers are the record and beneficial owners of R-Vision Motorized Units as set forth on Schedule 4.3.

d.             The authorized membership units of Roadmaster consist of 1,000 capital units, of which 1,000 units are issued and outstanding.  Sellers are the record and beneficial owners of Roadmaster units as set forth on Schedule 4.3.

e.             The authorized membership units of Bison consist of 1,000 units, of which 1,000 units are issued and outstanding.  Sellers are the record and beneficial owners of Bison units as set forth on Schedule 4.3.

f.              The Shares and the Units set forth on Schedule 4.3 are the only equity securities of the Companies authorized or outstanding, and there are no securities or other rights, including derivatives such as options, warrants or convertibles authorized or outstanding which are convertible into equity securities of any of the Companies.  Except for matters disclosed on Schedule 4.3 which will be of no effect on and after the Closing, no legend or other reference to any purported encumbrance appears upon any certificate representing equity securities of any of the Companies and after the Closing all of such equity securities will be free and clear of all liens and encumbrances except such liens as may be granted by Purchaser.  All of the outstanding equity securities of each of the Companies have been duly authorized and validly issued and are fully paid and nonassessable.  There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity interests or shares or other securities of any of the Companies.  None of the outstanding equity securities or other securities of any of the Companies was issued in violation of the Securities Act of 1933, as amended, or the securities or blue sky laws of any nation, state, province or other jurisdiction.  On the Closing Date, none of the Companies will own, or have any option, right, agreement or commitment of any kind to acquire, any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business.  Other than pursuant to this Agreement, none of the Sellers or the Companies has transferred, assigned or otherwise pledged (directly or indirectly), or agreed to transfer, assign or otherwise pledge (directly or indirectly), any equity securities, membership interests, partnership interests, profit participation rights, voting rights, or similar ownership interests of any class of equity security of any Company, or any securities exchangeable or convertible into or exercisable for such equity securities, membership interests, profit participation interests, partnership interests, voting rights, or similar ownership interests in any Company to any person.  Except as set forth on Schedule 4.3 there are no declared or accrued but unpaid dividends with respect to any of the Shares or the Units.  Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock or membership interests of any Company.  There are no agreements to which any Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any of such Company’s equity interests.  At the Closing, Sellers shall deliver to Purchaser good and marketable title to the Shares and the Units, free and clear of all liens, pledges and encumbrances.

g.             For the purposes of this Agreement, “Indebtedness” shall mean all outstanding indebtedness, loans, promissory notes, guarantees or other arrangements for borrowed money of any of the Companies, or on any of the Companies’ behalf.  Schedule 4.3 sets forth the outstanding principal, accrued interest and applicable rate of interest on all Indebtedness as of the date hereof, as well as the identity of the persons holding such Indebtedness and any other material terms thereof.  Upon payment of the amounts set forth in the Spreadsheet, none of the Companies, Purchaser or Parent will have any further obligations with respect to the Indebtedness.

4.4.          Financial Statements.  The Sellers have delivered to Purchaser:

a.             The audited combined balance sheets of R-Vision and R-Vision Motorized, the compiled balance sheets of Bison and the Companies as a whole and the reviewed balance sheets of Roadmaster, at December 28, 2002, January 3, 2004 and January 1, 2005 and the related statements of income and statements of cash flows for each of the fiscal years ended December 28, 2002, January 3, 2004 and January 1, 2005 (these items are attached as Schedule 4.4 and are sometimes collectively referred to as the “Financials,” and the Companies’ Financials as of January 1, 2005 are sometimes referred to as the “most recent Financials”).  Such

Financials are true, accurate and complete and fairly present the financial condition, cash flows and results of operations of the Companies as of their respective dates and for the periods referred to, all in accordance with GAAP (except as set forth on Schedule 4.4), consistently applied throughout the periods indicated and with each other; and during the last three years there have been no changes in any accounting principles or practices in preparing the Financials.

b.             Unaudited combined balance sheets of the Companies and related statements of income for the eight month period ending September 3, 2005 (the “Interim Financials”) are attached as Schedule 4.4.  The Interim Financials were prepared in accordance with GAAP (except as set forth on Schedule 4.4) consistently applied on a consistent basis throughout the periods indicated and consistent with each other, and present fairly, in all material respects, the financial condition and results of operations of the Companies as of the date of the Interim Financials, subject to the absence of footnotes.

c.             Each of the Companies has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP (including the Financials), other than as set forth on Schedule 4.4, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Companies, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Companies are being made only in accordance with appropriate authorizations of management and the board of directors (or like body) of such Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Companies.  None of the Companies, their employees or former employees nor the Companies’ independent auditors has identified or been made aware of (a) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Companies, (b) any fraud, whether or not material, that involves the Companies’ management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Companies or (c) any claim or allegation regarding any of the foregoing.

4.5.          No Undisclosed Liabilities.  Except as set forth in Schedule 4.5, none of the Companies has any liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise including future obligations under benefit plans) that were not fully reflected or reserved against in the most recent Financials and in the Interim Financials as required under GAAP (other than as set forth on Schedule 4.4), except matters specifically required pursuant to this Agreement and liabilities and contractual obligations incurred in the regular and ordinary course of business consistent with past practices since the date of the most recent Financials, which in the aggregate are reasonably likely to have a material adverse effect on the properties, assets, business or financial condition of the Companies.

4.6.          Books and Records.  The books of account, minute books, stock record books and other records of each of the Companies, which have been Made Available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, including, but not limited to, the maintenance of a commercially reasonable system of internal controls.  The minute books of each of the Companies contain accurate and complete records of, as relevant, the articles of incorporation and bylaws, articles of organization and operating agreement or other governing documents, with all amendments, all meetings held of, original signed copies of all resolutions in writing of, and corporate action taken by, the shareholders, the Members or other governing body, the Boards of Directors and committees of the Boards of Directors or other governing body of each of the respective Companies and no meetings of any such shareholders or other equity owners, Boards of Directors, the Members or other governing body, or committee has been held for which minutes have not been prepared and are not contained in such minutes books and no resolutions have been passed or consented to by any such shareholders or other equity owners, Boards of Directors or other governing body or committee except those contained in such minutes books.  At the Closing, true and correct and complete originals of all of those books and records will be in the possession of the Companies.

4.7.          Assets:  Condition and Sufficiency.

a.             Except as set forth on Schedule 4.7, the buildings, plants, structures and equipment (whether owned or leased) of each of the Companies have no material defects, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put, are not being operated beyond their capacity and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

b.             None of the Companies has any present commitment for capital expenditures in excess of $50,000 in the aggregate to be made after the Closing, except as set forth on Schedule 4.7.

c.             Except as set forth on Schedule 4.7 each Company owns all the properties and assets (personal and mixed, tangible and intangible), free and clear of all encumbrances, reflected as owned in the books and records of that Company, including, but not limited to, all the properties and assets reflected in the most recent Financials (except for assets held under capitalized leases disclosed in the most recent Financials and personal property sold since the date of the most recent Financials in the regular and ordinary course of business), and all the properties and assets purchased or otherwise acquired by the respective Companies since the date of the most recent Financials (except for personal property acquired and sold since the date of the most recent Financials in the regular and ordinary course of business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short term investments) are listed in Schedule 4.7.

d.             Each Company owns, validly leases or has a valid license to use, free and clear of all encumbrances, except as set forth on Schedule 4.7, all the properties and assets (real, personal and mixed, tangible and intangible), trademarks and all other resources currently used in or required for operations of the respective Companies as currently conducted in the regular and ordinary course of business consistent with past practices or as currently proposed to be conducted by the Companies, and none of the Companies uses or requires the use of any properties or assets (except Leased Real Estate disclosed below) which are not owned, validly leased or licensed by the respective Companies, except for publicly available, incidental items with an aggregate value of less than $10,000.

4.8.          Real Estate.  None of the Companies owns or has ever owned any real property or interest in real property except that AJP owns fee title to the real property described and identified as owned by AJP on Schedule 4.8 (the “Owned Real Estate”).  The Companies lease the real property described and identified as leased by the Companies on Schedule 4.8 (the “Leased Real Estate”).  Except as set forth in Schedule 4.8, none of the Companies lease, sublease, license or otherwise use or occupy any real property.  Sellers have delivered to Purchaser correct and complete copies of all leases, subleases, licenses and other occupancy agreements (collectively, “leases”), of any of the Companies relating to the Leased Real Estate, including all modifications and amendments thereto.  The Leased Real Estate and the Owned Real Estate shall be collectively referred to herein as the “Real Estate.”

a.             Sellers have delivered to Purchaser copies of all leases, title insurance policies, opinions, abstracts and surveys in the possession of any of the Sellers or any Company relating to the Owned Real Estate.

b.             Based upon the owner’s title insurance policies and surveys which have been Made Available with respect to the Real Estate owned by the Companies, and to the knowledge of Sellers, all buildings, plants and structures owned or leased by any Company lie wholly within the boundaries of the Owned Real Estate and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

c.             There is no pending condemnation or expropriation proceeding or special assessments with regard to all or part of the Real Estate and no such proceeding is planned by any governmental authority.

d.             All public utilities, including without limitation, water, sanitary and storm sewer, electricity, gas and telephone, presently used in the operation of the facility located on the Owned Real Estate enter through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid easements permitting said use and satisfactory to the applicable utility; and all public utilities are installed, operating and available in sufficient capacities to serve adequately the Real Estate for the purposes for which any Company is using the Real Estate as of the Closing and all installation and connection charges necessary for them have been paid in full.  The Companies currently hold all utilities, utility systems and utility connections, including but not limited to, the right to receive immediately and continuously consume water service, electrical service, and telephone service on and for the Real Estate in capacities that are adequate to operate the Real Estate for the purposes for which any Company is using the Real Estate as of the Closing free and clear of all qualifications and encumbrances other than the obligation to pay the applicable utility company the rate for utility consumption (the “Utility Reservations”) applicable to the Real Estate; and no Company has transferred, modified or encumbered any present or future interest, if any, of the Utility Reservations; the Utility Reservations currently held by any Company will not be affected by the transactions provided for in this Agreement.

e.             There is no agreement made by or binding on any Company with any governmental agency burdening the Real Estate or binding on any Company respecting construction of any easements, roads, sidewalks, or street lighting; there are no donations of land or payments (other than general real estate taxes) for parking, schools, parks, fire stations or other public facilities required of any Company or any owner of the Real Estate that were agreed to by or binding on any Company.  There is no existing, pending or threatened (i) change in limitations on use of streets or roads abutting the Owned Real Estate or (ii) special tax or assessment to be levied against any part of the Owned Real Estate.

f.              Except as disclosed on Schedule 4.8, each Company has full, uninterrupted and encumbered rights of ingress and egress from the Owned Real Estate, to and from public roads abutting or adjacent to the Real Estate for all pedestrians and vehicles utilizing the Owned Real Estate.

g.             There are no outstanding work orders or other requirements or notices relating to the Real Estate which have been issued by any police or fire department, sanitation, health or factory authorities or departments or by any federal state, municipal or other governmental authority, agency, department or board or any board of fire underwriters or any insurer or any notices or matters under discussion with any such departments or authorities relating to work orders or other requirements or notices.

h.             The Companies currently occupy all of the Real Estate for the operation of the Business, and there are no other parties occupying, or with a right to occupy, the Real Estate.  None of the Companies could be required to expend more than $10,000 in causing any Leased Real Estate to comply with the surrender conditions set forth in the applicable lease other than under leases to AJP.  The Companies have performed all of its obligations under any termination agreements other than under leases to AJP pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases.

i.              Neither Sellers nor the Companies have any information or knowledge that there are any Legal Requirements or restrictions, or any change contemplated therein, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon any Real Estate, or any other facts or conditions which could, in the aggregate, have a material adverse effect upon any Real Estate.  Neither the Sellers nor the Companies have received any notice from any insurance company of any defects or inadequacies in any Real Estate which could materially and adversely affect the insurability of such Real Estate.

j.              Except as disclosed on Schedule 4.8, all improvements existing on the Owned Real Estate have, if required, been constructed and installed in accordance with plans and specifications approved by all governmental authorities having jurisdiction and no improvements on or use of the Real Estate violate any Legal Requirements, restrictive covenants or easements affecting the Real Estate.

4.9.          Encumbrances.  All the respective Companies’ properties and assets shall as of the Closing be free and clear of all encumbrances and the Owned Real Estate shall not be subject to any encumbrances, rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, except non-monetary encumbrances reflected in the respective Companies’ owner’s title insurance policies Made Available to Purchaser and except, (i) with respect to all such properties and assets, liens for current taxes not yet due, and (ii) as to the Owned Real Estate, (a) minor imperfections of title, which are disclosed on Schedule 4.9 and labeled as such, none of which is substantial in amount, impairs the use of the property subject to them, or impairs the operations of any Company and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject to them (such exceptions, collectively, “Permitted Encumbrances”).  There are no pending or, to the knowledge of Sellers or the Companies, threatened, requests, applications or proceedings to alter the zoning or impose other restrictions applicable to the Real Estate.

4.10.        Accounts Receivable.  All accounts receivable of the Companies that are reflected on the most recent Financials or on the accounting records of the Companies as of the Closing Date (referred to collectively as the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the regular and ordinary course of business consistent with past practices, are carried at values determined in accordance with GAAP, are not subject to any valid set-off or counterclaim, do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement and are collectible except to the extent of reserves therefor set forth in the Financials or, for receivables arising subsequent to the most recent Financials, as reflected on the books and records of the Company (which receivables are recorded in accordance with GAAP).  The Companies have delivered to the Purchaser a list of all Accounts Receivable of the Companies (together with an aging schedule indicating a range of days elapsed since invoice) as of the date of the Interim Financials, which list is correct and complete in all material respects and sets forth the aging of such Accounts

Receivable.  No person has any lien on any Accounts Receivable of the Companies except as disclosed on Schedule 4.10, and no request or agreement for deduction or discount has been made with respect to any Accounts Receivable of the Companies.

4.11.        Inventory.  All inventory of each of the Companies has been valued in accordance with the policy set forth on attached Schedule 4.11, consistently applied with the Financials.  All such inventory (i) is of commercially reasonable quality, (ii) is useable and saleable in a reasonably acceptable time period and (iii) is of a quantity that is appropriate for the size of the Business as conducted in the regular and ordinary course consistent with past practice.

4.12.        Taxes.

a.             For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” shall mean (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 4.12.a as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 4.12.a as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.

b.             Except as disclosed on Schedule 4.12, each of the Companies has filed or caused to be filed (on a timely basis) all required federal, state, local and foreign returns, estimates, information statements and reports (the “Tax Returns”) relating to any and all Taxes concerning or attributable to it or its operations.  Each of the Companies has delivered to Purchaser copies of, and Schedule 4.12 lists, all Tax Returns filed since December 2002.  All Taxes that such Company is or was required by Legal Requirements to withhold or collect or report (including all Taxes required to be paid or withheld with respect to its employees and other third parties and those payable under the Federal Insurance Contribution Act and Federal Unemployment Tax Act and corresponding state statutes) have been duly withheld or collected or reported and, to the extent required, have been timely paid to the proper federal, state, local or foreign governmental body or other person.  All Tax Returns filed by each Company are true and correct and completed in accordance with applicable Legal Requirements.  Each Company has timely paid, or made provision for the payment of, all Taxes that have or may have become due whether or not shown to be due on the Tax Returns, or otherwise, or pursuant to any assessment received by that Company, or pursuant to other federal, state, local or foreign requirements, except such Taxes, if any, as are set forth in Schedule 4.12 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financials.  The charges, accruals and reserves with respect to Taxes on the books of the respective Companies are adequate (determined in accordance with GAAP) and are at least equal to the respective Companies’ liability for Taxes.

c.             Except as set forth in Schedule 4.12, no Tax Return relating to any Company is presently being audited or examined, nor to the knowledge of the Sellers or the Companies, has any such audit or examination been proposed by any Tax Authority.  No adjustments or deficiencies to the Tax Returns filed by any Company have been made or proposed.  There exists no proposed tax assessment against any Company except as disclosed in the Financials or in Schedule 4.12.  Except as set forth in Schedule 4.12, no Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other person) of any statute of limitations relating to the payment of Taxes of any Company or for which any Company may be liable.  There is no tax sharing agreement that will require any payment by any Company after the date of this Agreement.

d.             Except as set forth in Schedule 4.12, none of the Companies is, or has been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

e.             None of the Companies has engaged in a “reportable transaction,” as set forth in Treas. Reg. § 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. § 1.6011-4(b)(2).

f.              For federal and applicable state and local income Tax purposes, since its respective date of incorporation and through the date of this Agreement, each of R-Vision and AJP (together, the “S Corporations”) has properly qualified as, and has made valid and timely elections to be treated as, an “S corporation” within the meaning of Sections 1361 and 1362 of the Code and within the meaning of analogous state or local Legal Requirements in all jurisdictions in which each such S Corporation is subject to Tax.  Each S Corporation will qualify as an “S corporation” through and until the Closing Date in all jurisdictions in which the respective corporation is subject to Tax.  Since its respective date of incorporation, neither of the S Corporations has ever been subject to income Tax as a “C corporation” within the meaning of Section 1361(a) of the Code or within the meaning of analogous state or local Legal Requirements.  Neither of the S Corporations has, in the past ten years, acquired assets from another corporation in a transaction in which its Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis for the acquired assets (or any other property) in the hands of the transferor.

g.             Each of R-Vision Motorized, Roadmaster and Bison has been treated as a partnership for Tax purposes since its inception.

4.13.        No Material Adverse Change.  Except as disclosed in this Agreement and the Schedules to this Agreement, since the most recent combined balance sheet there has not been any material adverse change in the business, operations, properties, assets, liabilities (financial or otherwise), condition, results of operations of the Companies, or relationships with the respective Companies’ customers, vendors, employees or governmental bodies.

4.14.        Employee Benefit Plans.  Except as disclosed on Schedule 4.14:

a.             Schedule 4.14 lists:  (i) each “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, but not limited to, any medical plan, life insurance plan, severance pay, short-term or long-term disability plan or dental plan; (ii) each “employee pension benefit plan,” as defined in Section 3(2) of ERISA, including, but not limited to, any excess benefit plan, top hat plan or deferred compensation plan or arrangement, nonqualified retirement plan or arrangement, qualified defined contribution or defined benefit arrangement; and (iii) each other material benefit plan, policy, program, arrangement or agreement, including, but not limited to, any material bonus or incentive plan, stock option, restricted stock, stock bonus, vacation pay, bonus program, service award, moving expense, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, or fringe benefit plan or program, which in all cases, is sponsored, contributed to or maintained by any of the Companies or other person that, together with a Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a “Plan Affiliate”) or with respect to which any of the Companies or any Plan Affiliate have any liability or obligation to contribute.  (Each employee benefit plan, program or arrangement listed on Schedule 4.14 relating to current or former employees, officers or directors (or others of like capacity) of any Company or any Plan Affiliate is referred to herein as an “Employee Plan”). Each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date, without material liability to the Companies, Purchaser or any affiliates thereof (other than ordinary administration expenses), provided that Purchaser does not increase benefits in connection with any such amendment.

b.             The Sellers have made available to Purchaser:  (i) a correct and complete copy of each written Employee Plan and summary plan description as in effect on the date hereof; (ii) a copy of each trust agreement, insurance contract and other funding vehicle with respect to each such Employee Plan; (iii) a copy of the most recently received IRS determination, opinion, notification and advisory letters, if any, and any and all rulings or notices issued by a governmental authority relating to each Employee Plan; (iv) a copy of the Form 5500 Annual Report, if any, for the most recent plan year for each such Employee Plan and (v)  all communications material to any current or former Companies employees relating to any Employee Plan or proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Companies.  The Companies do not have any plan or commitment to establish any new Employee Plan, to modify any Employee Plan (except to the extent required by Legal Requirements or to conform any such Employee Plan to the requirements of any applicable Legal Requirement, in each case as previously disclosed to Purchaser in writing), or to adopt or enter into any Employee Plan.

c.             Each Employee Plan (and each related trust, insurance contract and fund) (i) has been operated, maintained, funded and administered in compliance with its terms (except as otherwise required by Legal Requirements), (ii) materially complies in form and operation with all applicable requirements of ERISA, the Code, other applicable Legal Requirements, any applicable collective bargaining agreements, and with any applicable reporting and disclosure requirements, including but not limited to the requirement of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”), and (iii) has been and is operated and funded in such a manner as to qualify, where appropriate, for both federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits at the time contributions are made thereto.  Each Employee Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to all law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, and nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualified status of any Employee Plan.

d.             None of the Companies nor Plan Affiliates maintains, contributes to, is required to contribute to, has any actual or contingent liability (including withdrawal liability as defined in Section 4201 of ERISA) under or with respect to any employee benefit plan, program or arrangement which (i) is a “multiemployer plan” as defined in Section 4001 of ERISA, (ii) is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) is a “multiple employer plan” within the meaning of Code Section 413(c), (iv) is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (v) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, or (vi) provides for post-retirement medical, life insurance or other welfare-type benefits for current, future, retired or terminated directors, officers or employees of the Companies or any other person (other than as required by COBRA).  No asset of any of the Companies is subject to any lien or encumbrance arising under Section 4068 of ERISA.

e.             There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Code Section 4975, with respect to any Employee Plan or any employee benefit plan, program, or arrangement of any kind maintained by a Plan Affiliate.  Except as could not reasonably be expected to result in material liability to the Companies, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Plan.  No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Employee Plan (other than routine claims for benefits) is pending or to the knowledge of Sellers or the Companies, threatened.

f.              The Companies have, for purposes of each relevant Employee Plan, correctly classified those individuals performing services for the Companies as common law employees, leased employees, independent contractors or agents of the Companies.

g.             All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each Employee Plan.  The requirements of COBRA have been met with respect to each Employee Plan and any employee benefit plan, program, or arrangement maintained by a Plan Affiliate that is an “employee welfare benefit plan” subject to COBRA.

h.             No Employee Plan or any other agreement, program, policy or other arrangement by or to which any of the Companies is a party, are bound or are otherwise liable, by its terms or in effect could reasonably be expected to require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement or any subsequent termination of employment under the current terms of such employment which payment could constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

i.              To the knowledge of Sellers and the Companies, no Employee Plan is (i) a non-qualified deferred compensation plan as defined in Section 409A of the Code, and (ii) non-compliant with the requirements of Section 409A of the Code, based on a reasonable interpretation of the guidance issued by the Internal Revenue Service of the United States as of the date first stated above.

j.              Except as set forth on Schedule 4.14.j the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employees, officers or directors (or others of like capacity) of the Companies.  Upon payment of the amounts set forth in the Spreadsheet, none of the Companies, Purchaser or Parent will have any further obligations with respect to any such payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits (other than as expressly set forth in this Agreement).

4.15.        Compliance With Laws; Governmental Authorities.

a.             Schedule 4.15.a identifies each governmental authorization that is held by any of the Companies or that otherwise relates to the business of, or to any of the assets owned or used by, any of the Companies.  Each of such authorizations is valid and in full force and effect.

b.             Except as set forth in Schedule 4.15.b:

(i)            (a) the Companies are in possession of all governmental authorizations required by applicable law (collectively, “Authorizations”), (b) the Companies are, and at all times have been, in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, and (c) the Companies are, and at all times have been, in compliance in all material respects with all of the terms and requirements of each Authorization identified or required to be identified in Schedule 4.15;

(ii)           no event has occurred, and no condition or circumstance exists, that would (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation by the Companies of, or a material failure on the part of the Companies to comply with, any Legal Requirement or any term or requirement of any governmental authorization identified or required to be identified on Schedule 4.15;

(iii)          none of the Companies or Sellers has received any notice or other communication (whether oral or written) from any governmental body or any other person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or any term or requirement of any governmental authorization identified or required to be identified on Schedule 4.15; or (b) any actual, alleged, possible or potential obligation on the part of the Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature;

(iv)          the Companies have complied in all material respects with all Legal Requirements relating to immigration matters relating to any of their respective current employees; and

(v)           all applications required to have been filed for the renewal of the governmental authorizations required to be identified in Schedule 4.15 have been duly filed on a timely basis with the appropriate governmental bodies, and all other filings required to have been made with respect to such governmental authorizations have been duly made on a timely basis with the appropriate governmental bodies.

4.16.        Legal Proceedings; Orders.

a.             Except as set forth in Schedule 4.16, there is no pending or ongoing proceeding, dispute, claim or investigation:

(i)            (a) that has been commenced by, or against any of the Companies or the Sellers, (b) that relates to the Business or (c) to the knowledge of Sellers and the Companies, could be reasonably expected to materially adversely affect the business of, or any of the assets owned or used by, any of the Companies; or

(ii)           that challenges and might have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

To the knowledge of Sellers and the Companies, no such proceeding, dispute, claim or investigation has been threatened.  Sellers or the Companies have delivered to Purchaser copies of all pleadings, correspondence and other documents relating to each proceeding, dispute, claim or investigation identified in Schedule 4.16.

b.             Except as set forth in Schedule 4.16:

(i)            except for garnishment and similar proceedings involving employees of any of the Companies, there is no order of any court or governmental authority or arbitration (“Order”) to which any of the Companies, or any of the assets owned or used by any of the Companies, are subject;

(ii)           to the knowledge of the Sellers or the Companies, no officer, director or employee (or others of like capacity) of any of the Companies is subject to any Order that prohibits such officer, director or employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Companies.

4.17.        Absence of Certain Changes And Events.

a.             Except as set forth in Schedule 4.17 or as contemplated by Section 2.3.b, since the date of the most recent Financials or other date specifically indicated for a particular subsection of this Section 4.17, each of the Companies has conducted, and through the Closing Date will conduct, its business only in the regular and ordinary course of business consistent with past practices and there has not been, and through the Closing Date will not be, any:

(i)            material adverse effect on the properties, assets, business or financial condition of the Companies;

(ii)           change in the Companies’ authorized or issued capital stock; grant of any option or right to purchase shares of capital stock or other units of ownership or equity interests of the Companies; issuance of any security convertible into such capital stock or other units of ownership or equity interests; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Companies of any shares of any such capital stock or other units of ownership or equity interests; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or other units of ownership or equity interests; provided, however, that the Companies (other than AJP) shall be entitled to make distributions (the “Tax Distributions”) for the estimated income tax liability of the Sellers that is attributable to the taxable income of the Companies through the Closing Date.  The Tax Distributions will be computed on a per Company basis in accordance with the methodology set forth in Schedule 4.17.a(ii) (the “Tax Distribution Methodology”); provided, further, that a proposed final determination of the Tax Distributions in accordance with the Tax Distribution Methodology shall be prepared by the Sellers and submitted to Purchaser in writing at least three business days prior to the Closing Date, which determination shall be reasonably satisfactory in form and substance to Purchaser (the “Final Tax Distribution”);

(iii)          amendment to the organizational documents of any of the Companies;

(iv)          conduct of business or entering into any transaction other than in the regular and ordinary course of business consistent with past practices of the Companies;

(v)           increase in or other change to the salary or other compensation payable or to become payable by any of the Companies to any of their respective officers, directors, employees or advisors (or others in like capacity), or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by Companies of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

(vi)          hiring, promotion, demotion or termination or other change to the employment status or title of any employee of any Company, except in the regular and ordinary course of business consistent with past practice;

(vii)         adoption of, or increase in, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any of the Companies;

(viii)        any material damage, destruction, or loss to any asset or property of any of the Companies, whether or not covered by insurance, affecting the properties, assets, business or financial condition of the Companies;

(ix)           entry into, termination, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a material commitment by any of the Companies, except inventory purchase and sale orders in the regular and ordinary course of business consistent with past practices;

(x)            sale (other than sales of inventory in the regular and ordinary course of business consistent with past practices), lease, license or other disposition of any asset or property of any of the Companies or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any of the Companies, including, without limitation, the sale, lease, license or other disposition of any intellectual property assets;

(xi)           cancellation or waiver of any material claims or rights;

(xii)          any change in the accounting methods followed by any of the Companies including filing any application with the Internal Revenue Service or other taxing authorities, requesting or which could result in a change in any of the Companies’ method of accounting;

(xiii)         loan by any of the Companies to any person or entity, or purchase by any of the Companies of any debt securities of any person or entity;

(xiv)        indebtedness incurred by the Companies, amendment of the terms of any outstanding loan agreement, guarantee by the Companies of any indebtedness, issuance or sale of any debt securities of the Companies or guarantee of any debt securities of others, except for advances to employees for travel and business expenses in the regular and ordinary course of business consistent with past practices;

(xv)         change in any of the Companies’ practices regarding the payment of payables or purchase or disposition of inventory;

(xvi)        agreement to purchase or sell any interest in real property, grant of any security interest in any real property, lease of any real property or alteration, amendment, modification, violation or termination of any of the terms of any leases of the Leased Real Estate; or

(xvii)       agreement, whether or not in writing, to do any of the foregoing by any of the Companies.

4.18.        Contracts; No Defaults.

a.             Schedule 4.18 lists (except for purchase orders, entered into in the regular and ordinary course of business consistent with past practice, to which any of the Companies are party or by which any of the Companies or their assets are subject or bound (“Purchase Orders”)), and either the Seller or the Companies has delivered to Purchaser copies of, all contracts described below in this Section 4.18 to which any of the Companies are party or by which any of the Companies are bound:

(i)            Each agreement, contract or commitment that involves performance of services or delivery of goods and/or materials by or to any of the Companies of an amount or value in excess of $25,000;

(ii)           Each agreement, contract or commitment not in the regular and ordinary course of business consistent with past practices involving expenditures or receipts of any of the Companies in excess of $25,000;

(iii)          Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property, except personal property leases and installment and conditional sales agreements having aggregate payments of less than $10,000 and with terms of less than one year;

(iv)          Each licensing agreement or other contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of intellectual property assets;

(v)           Each agreement or contract with any of the Companies to which any employee, consultant, or contractor of any of the Companies is bound which in any manner purports to (a) restrict such employee’s, consultant’s, or contractor’s freedom to engage in any line of business or to compete with any other person, or (b) assign to any other person such employee’s, consultant’s, or contractor’s rights to any invention, improvement, or discovery;

(vi)          Each employment, contractor or consulting agreement, contract or commitment with an employee or individual consultant, contractor, or salesperson, any agreement, contract or commitment to grant any severance or termination pay (in cash or otherwise) to any employee, or any contractor, consulting or sales agreement, contract, or commitment with a firm or other organization;

(vii)         Each collective bargaining agreement or other contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

(viii)        Each joint venture, partnership or other contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Companies with any other person;

(ix)           Each sales, dealer, distribution, joint marketing, repurchase or development contract or agreement;

(x)            Each agreement, contract or commitment containing covenants which in any way purport to restrict any of the Companies’ business activity or purport to limit the freedom of any of the Companies to engage in any line of business or to compete with any person;

(xi)           Each power of attorney which is currently effective and outstanding;

(xii)          Each fidelity or surety bond or completion bond;

(xiii)         Each mortgage, indenture, guarantee, loan or credit agreement, indemnification, security agreement or other agreement or instrument relating to the borrowing of money, extension of credit or indebtedness of any person or entity;

(xiv)        Each contract of indemnification, written warranty, guaranty or other similar undertaking with respect to contractual performance extended by any of the Companies;

(xv)         Each agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the regular and ordinary course of the Companies’ business;

(xvi)        Each agreement, contract, or commitment, any of the benefits or penalties of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits or penalties of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xvii)       Each agreement, contract or commitment relating to the issuance of any equity interest of any Company;

(xviii)      Each agreement, contract, or commitment between or among any of the Sellers, the Companies or any affiliates, family members, directors or officers (or others of like capacity) thereof;

(xix)         Each agreement, contract, or commitment with any director, officer or managing member of any Company;

(xx)          Each amendment, supplement, and modification (whether written or oral) in respect of any of the foregoing; and

(xxi)         Each other agreement, contract, or commitment material to the Companies.

b.             Except as set forth in Schedule 4.18, all of the contracts listed pursuant to Section 4.18.a above and all Purchase Orders, are in full force and effect, are valid and enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally, and to the knowledge of the Seller or the Companies, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance under them.

c.             Except as set forth on Schedule 4.18, the transactions provided for in this Agreement (i) will not give any party the right to terminate, change the terms or provisions of, or renegotiate any of the contracts listed on Schedule 4.18; or any Purchase Orders (ii) do not violate or result in a breach of any of the contracts listed on Schedule 4.18 or any Purchase Orders; and (iii) do not require the consent of, or the giving of notice to, any party to any of the contracts listed on Schedule 4.18 or any Purchase Orders.

d.             There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to any of the Companies under current or completed contracts with any person having the contractual or statutory right to demand or require such renegotiation.  No such person has made written demand for such renegotiation.

e.             The contracts relating to the sale, design, manufacture, or provision of products or services by any of the Companies have been entered into (i) in the regular and ordinary course of business consistent with past practices and (ii) without the commission of any act, alone or in concert with any other person, or any consideration having been paid or promised, which is or would be in violation of any Legal Requirement.

4.19.        Insurance.

a.             Schedule 4.19 contains an accurate and complete list of all policies of property, fire and casualty, product liability, workers compensation, and other forms of insurance owned or held by any of the Companies, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies.  Copies of such policies have been delivered to Purchaser.  There is no claim by the Companies pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed.  All premiums due and payable under all such policies and bonds have been paid, and the Companies are otherwise in material compliance with the terms of such policies and bonds.

b.             Neither the Sellers nor the Companies have received:  (i) any notice of cancellation of any policy described in Section 4.19 or refusal of coverage under it; (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated; or (iii) any other indication that such policies are no longer in full force or effect, that the issuer of any such policy is no longer willing or able to perform its obligations under it or that there is any plan to materially increase the premiums of any policy.

4.20.        Environmental Matters.  Except as disclosed in Schedule 4.20:

a.             Each of the Companies is, and at all times has been, in compliance in all material respects with all, and has not been and is not in violation of or liable under any, Environmental Laws applicable to it or to the ownership or operation of its assets (including any of the Real Estate) or the operation of its business.  The Sellers have no knowledge of, and have not received any order, notice, or other communication from (i) any governmental body, including but not limited to those administering or enforcing any Environmental Law, or (ii) the owner of any real property or other facility, of any alleged, actual, or potential violation and/or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any environmental liabilities with respect to any of the Real Estate or any other properties or assets (real, personal and mixed, tangible and intangible) in which any of the Companies had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Companies have been transported, treated, stored, handled, transferred, disposed, recycled or received.

“Hazardous Materials” are defined as any substance which is listed, defined, designated or classified as, or otherwise determined to be, hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component, and includes, but shall not be limited to, any (i) “hazardous substance,” “pollutant” or “contaminant” (as defined in Sections 101(14), (33) of CERCLA, 42 U.S.C. §§ 9601(14), (33) or the regulations designated pursuant to Section 102 of CERCLA, 42 U.S.C. § 9602 and found at 40 C.F.R. Part 302), including any element, compound, mixture, solution, or substance which is or may be designated pursuant to Section 102 of CERCLA; (ii) substance which is or may be designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, 33 U.S.C.

§§ 1251, 1321(b)(2)(A), as amended (“FWPCA”); (iii) hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901,6921, as amended (“RCRA”) or having such characteristics which shall be considered under RCRA to constitute a hazardous waste; (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA, 42 U.S.C. § 991(8) or 40 C.F.R. Part 280; (v) toxic pollutant which is or may be listed under Section 307(a) of the FWPCA, 33 U.S.C. § 1317(a); (vi) hazardous air pollutant which is or may be listed under Section 112 of the Clean Air Act, 42 U.S.C. §§ 7401, 7412, as amended; (vii) imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. §§ 2601, 2606, as amended; (viii) waste oil and other petroleum products; (ix) asbestos, asbestos containing material or urea formaldehyde or material which contains it; or (x) source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended, 42 U.S.C. § 3011 et seq.

“Environmental Laws” are defined as all Legal Requirements, directives, guidance, orders, judgments and decrees promulgated by any governmental authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity.

“Hazardous Materials Activities” are defined as the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges.

b.             Set forth in Schedule 4.20 are all the authorizations, clearances, consents, licenses, permits, approvals, and certificates held by the Companies on the date of this Agreement under Environmental Laws (“Environmental Permits”).  The Companies have, at all times prior to Closing, maintained the assets and conducted the businesses of the Companies in compliance in all material respects with the terms and conditions of all such Environmental Permits, and all required filings and all required applications with respect to and for renewal have been timely made and filed.  All such consents, licenses, permits, approvals, and certificates are in full force and effect and there are no proceedings pending or, to the knowledge of Sellers and the Companies, threatened, that seek the revocation, cancellation, suspension, or adverse modification of any of them.

c.             Except as would not be reasonably likely to result in liability in excess of $50,000, individually or in the aggregate, to any of the Companies, and except as would not result in a requirement that any of the Companies undertake any investigative, remedial or corrective action under Environmental Laws, (i) there are no Hazardous Materials on or in any of the Real Estate; (ii) there are no Hazardous Materials on any real property other than the Real Estate for which the

Companies have, or have assumed, any liability; and (iii) the Companies have not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, imported, used or processed any Hazardous Materials.

d.             To the knowledge of Sellers and the Companies, there has been no release or threat of release, of any Hazardous Materials at or from any of the Real Estate or from or by any other properties and assets (real, personal and mixed, tangible and intangible) in which the Companies has or had an interest.

e.             The Hazardous Materials Activities of the Companies prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.  The Companies have transferred or released Hazardous Materials only to those landfills, recycling sites or disposal sites set forth on Schedule 4.20.

f.              Sellers are not aware of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to result in a material adverse effect on the properties, assets, business or financial condition of the Companies.  Except for loan documents which will be terminated as of the Closing, none of the Companies have entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of any of the Companies.

g.             The Sellers have delivered to Purchaser or Made Available for inspection by Purchaser all records in any of the Seller’s or the Companies’ possession concerning the Hazardous Materials Activities of the Companies and all environmental audits and environmental assessments of any Real Estate and any other real property formerly occupied by any of the Companies conducted at the request of, or otherwise in the possession of any Seller or any of the Companies.  Each Seller and each of the Companies have complied with all environmental disclosure obligations imposed by applicable Legal Requirement with respect to this transaction.

4.21.        Employees.  Schedule 4.21 contains a current list setting forth information in form and substance reasonably satisfactory to Parent for (i) each employee of each of the Companies and (ii) each employee of Warrick Corporation who performs substantial services for the Companies or whose duties relate primarily to the Business (“Transferred Warrick Employees”).

4.22.        Labor Disputes; Compliance.  The Companies have not been and are not a party to any collective bargaining or other labor contract.  Except as disclosed on Schedule 4.22, there has not been, and there is not pending or existing, or, to the knowledge of Sellers or the Companies, threatened, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, an application or complaint filed by an employee or union with the National

Labor Relations Board or any comparable governmental body, organizational activity or other labor dispute against or affecting any of the Companies and no application for certification of a collective bargaining agent is pending, or, to the knowledge of Sellers or the Companies, threatened.  There is no lockout of any employees by any of the Companies, nor is any such action contemplated.  Each of the Companies has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

4.23.        Intellectual Property.

a.             Intellectual Property Assets – The term “Intellectual Property Assets” includes any of the following items, which are owned, used or licensed by any of the Companies (whether as licensee or licensor): the Companies’ names, all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications (collectively “Marks”); all patents and patent applications (collectively “Patents”); all copyrights in both published works and unpublished works (“Copyrights”); and all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints (“Trade Secrets”).

b.             Agreements – Except for any license implied by the sale of a product and publicly available software programs with a value of less than $10,000, Schedule 4.23 is an accurate and complete listing and summary description, including any royalties or fees paid or received by any of the Companies, of all agreements relating to the Intellectual Property Assets to which any of the Companies’ employees is a party.  There are no outstanding and, to the knowledge of Seller or the Companies, no threatened disputes or disagreements with respect to any such agreement.

c.             Patents, Marks, Copyrights and Trade Secrets –

(i)            Schedule 4.23 contains an accurate and complete listing and summary description of all Patents, Marks, Copyrights and Trade Secrets of each of the Companies.

(ii)           Except as disclosed in Schedule 4.23, the Companies have made all necessary filings and recordations for all Patents, Marks, Copyrights and Trade Secrets of each of the Companies.

(iii)          The Companies’ right, title and interest in and to each of the Patents, Marks, Copyrights and Trade Secrets is free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims (other than those described in the most recent Financials).  To the knowledge of Sellers and the Companies, no Patent or Mark or Copyright

is infringed, misappropriated or has been challenged or threatened in any way.

(iv)          The operation of the business of the Companies as it is currently conducted or contemplated to be conducted does not, and none of (a) the Intellectual Property Assets, (b) the products manufactured and sold by any of the Companies or (c) any processes or know-how used by any of the Companies, infringe or are alleged to infringe any intellectual property right, patent or other proprietary right of any other person, or constitute unfair competition or trade practices under the laws of any jurisdiction.

(v)           Sellers and the Companies are not aware of any potentially interfering Mark application of any third party.

(vi)          Each of the Companies and the Sellers has taken all reasonable steps that are required or necessary to protect the Companies’ rights in its confidential information and Trade Secrets or provided by any other person to the Companies or the Sellers.

(vii)         All Intellectual Property Assets will be fully transferable, alienable or licensable by the Companies at and after the Closing and/or Purchaser without restriction and without payment of any kind to any third party.

4.24.        Product Warranties; Product Liability; Safety and Recalls.

a.             The Companies provide, and have provided for the past five years, only the product warranties attached as Schedule 4.24.

b.             Except as disclosed in Schedule 4.24, there is not, and there has not been for the past five years, any claim, pending or overtly threatened, against the Companies for injury to person or property of the Companies’ employees or any third parties suffered as a result of the sale, manufacture or design of any product or performance of any service by the Companies, including claims arising out of the defective or unsafe nature of its products or services, nor are the Companies or the Sellers aware of any basis for any such claim.

c.             Except as disclosed in Schedule 4.24, there is not, and there has not been for the past five years, any pending or, to the knowledge of the Companies and Sellers, threatened recall or investigation of any product sold, manufactured or designed by the Companies.

d.             Except as disclosed in Schedule 4.24, each motorhome, trailer or other vehicle manufactured or sold by the Companies: (i) complies with all applicable federal motor vehicle safety standards promulgated by the National Highway Traffic Safety Administration (“NHTSA”), (ii) is free of any “defect related to motor vehicle safety” within the meaning of the National Traffic and

Motor Vehicle Safety Act and NHTSA regulations, (iii) complies in all material respects with any applicable construction code requirements of the state into which the product was initially shipped for resale and (iv) complies in all material respects with the road use laws of the various states.

e.             Each of the Companies and its conduct of the Business is compliant with the requirements of the Transportation Recall Enhancement, Accountability and Documentation Act and implementing regulations of the NHTSA, including but not limited to the Reporting of Early Warning Information Regulation (49 CFR Part 579, subpart C), and Reporting of Safety Recalls and Other Safety Campaigns in Foreign Countries Regulation (49 CFR Part 579, subpart B).

4.25.        Brokers or Finders.  None of Sellers, the Companies nor their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other like payment in connection with this Agreement for which the Companies or Purchaser will have any liability.

4.26.        Banks.  Schedule 4.26 identifies all bank accounts, safe deposit boxes and credit cards and credit facilities of the Companies and the persons with access to such items.

4.27.        Disclosure.  No representation or warranty of Sellers and the Companies contained in this Article 4.0 or statement in any of the Schedules delivered pursuant to this Article 4.0 contains to their knowledge any untrue statement of a material fact; and no representation or warranty of Sellers and the Companies contained in this Article 4.0 or statement in any of the Schedules omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

4.28.        Anti-Takeover Statute Not Applicable.  No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation under Indiana law is applicable to the Companies, the Shares, the Units or any of the other transactions contemplated by this Agreement.

4.29.        Absence of Certain Payments.  None of the Companies or any of their respective affiliates, officers, directors, employees or agents or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar Legal Requirement, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others.  None of the Companies or any of their respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

4.30.        Customers.  Schedule 4.30 sets forth a list of the Companies’ ten largest customers in terms of gross sales for the fiscal year ended December 31, 2004.  Except as set forth in Schedule 4.30, no customer of the Companies accounted for more than five percent of the revenues of the Companies, taken as whole, for the fiscal year ended December 31, 2004.  Since December 31, 2004, no material customer has canceled or otherwise terminated its relationship with any of the Companies, or has materially decreased its purchase of the Companies’ products, and to the knowledge of the Companies and Sellers, no material customer intends to cancel or otherwise terminate its relationship with any of the Companies or to decrease materially its purchase of the Companies’ products.

5.0.          REPRESENTATIONS, COVENANTS AND WARRANTIES OF PURCHASER.

Purchaser represents, covenants and warrants to Sellers as follows, which representations, covenants and warranties shall be deemed to have been made as of the Closing Date.  When used in this Agreement, references to the “knowledge of Purchaser” or similar phrase, means the knowledge which any executive officer of Purchaser actually had.

5.1.          Authority.  This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.  Purchaser has the corporate right, power, authority and capacity to execute and deliver this Agreement, and to perform its obligations under this Agreement.  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement directly or indirectly contravenes, conflicts with or results (with or without notice of lapse of time) in a violation of any agreement, order or contract to which Purchaser or any of Purchaser’s assets are subject or may be bound that would prevent Purchaser from consummating the transactions contemplated hereby.

5.2.          Organization, Standing and Power.  Purchaser is a limited liability company duly organized and validly existing under the laws of Delaware with full power and authority to carry out its business as it is now being conducted, to own, lease and operate the properties and assets which it owns or holds under lease, and to execute, deliver and perform this Agreement.

5.3.          No Conflict.  The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action, including action by the sole member of Purchaser.  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will directly or indirectly:

a.             Contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any of the provisions of the organizational documents of Purchaser or (ii) any resolution adopted by the member of Purchaser, except as would not prevent Purchaser from consummating the transactions contemplated hereby; or

b.             Contravene, conflict with or result (with or without notice or lapse of time) in a material violation of any applicable Legal Requirement or any material order to which Purchaser, or any of the assets owned or used by Purchaser, are subject, except as would not prevent Purchaser from consummating the transactions contemplated hereby.

Except as required under the HSR Act or as set forth on Schedule 5.3, Purchaser is not and will not be required to give any notice to or obtain any consent from, any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the contemplated transactions, except for any notice or consent, the failure of which to obtain, would not prevent Purchaser from consummating the transactions contemplated hereby.

5.4.          Investment Intent, Related Matters.  Purchaser is purchasing the Shares and the Units for its own account and has the present intention of holding the Shares and the Units for investment purposes and not with a view to, or for sale in connection with, any distribution in violation of any federal or state securities laws.  Purchaser is an “accredited investor” within the definition set forth in Rule 501(a) of the Securities Act of 1933, as amended.

5.5.          Litigation.  There is no action pending or to the knowledge of Purchaser threatened (i) against Purchaser, which has had a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or (ii) which seeks rescission of or seeks to enjoin or otherwise prevent or impede the consummation of this Agreement or any of the transactions contemplated in it.

5.6.          Brokers, Etc.  No broker, finder, investment bank or similar agent is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of Purchaser, for which any Seller will have any liability.

5.7.          Financial Ability.  Purchaser has the necessary financial resources or credit to pay the Purchase Price for the Shares and the Units and to consummate the transactions provided for in this Agreement by the Closing Date.

6.0.          AGREEMENTS CONCERNING EMPLOYMENT AND COMPETITION.

In connection with the purchase and sale of the Shares and the Units, Purchaser, Parent, the Companies and the Sellers agree as follows:

6.1.          Employment.

a.             Purchaser expects to retain, or to cause the Companies to retain, substantially all employees, including key management personnel, of each Company.  Each of the Sellers and the Companies agrees to use its best efforts to cause substantially all employees, including the key employees set forth on Schedule 6.1.a (the “Key Employees”), of each Company (including the

Transferred Warrick Employees) to be retained and to continue employment with Purchaser or an affiliate thereof.

b.             Sellers shall cause each of the Companies to, and each of the Companies shall, contingent upon payment of the Closing Compensation Liability as set forth in Section 2.3.b, terminate all agreements (including the supplemental employment consideration agreements) set forth on Schedule 6.1.b (the “Terminated Employment Agreements”) immediately prior to the Closing, satisfy all of the respective Company’s obligations with respect to termination of such agreements and obtain waivers from each of the affected persons with respect to any future claims under such agreements.  Sellers and the Companies agree and acknowledge that, except as set forth in Section 2.3.b, none of Purchaser, its affiliates or the Companies at and after the Closing shall have any liability with respect to the agreements set forth on Schedule 6.1.b or on Schedule 4.14.j (“Closing Compensation Liability”).

6.2.          Competition.

a.             In consideration of the transactions provided for in this Agreement, from which Sellers expect to benefit, Sellers (other than as set forth on Schedule 6.2.a) hereby agree to refrain from competing with the Companies or Purchaser (and their respective affiliates and successors or assigns), directly or indirectly, in any way (whether as an employee, consultant, agent, principal, owner, sponsor, partner, shareholder, lender, director, representative or in any other capacity in any company, firm or organization) from the Closing Date to the third anniversary of the Closing Date (the “Term”) in the Business throughout the world, or within 100 miles of where any of the Companies or Purchaser has conducted business before the Closing Date, or with any person, firm or entity which was a customer or supplier of any of the Companies before the Closing Date, or with any person, firm or entity which was a customer or supplier of any of the Companies or their respective successors or assigns after the Closing Date.  The covenant set forth in this Section 6.2.a shall only apply to the Business, regardless of where customers are located, it being understood that Purchaser and its affiliates, directly or through any one or all of the Companies, intends to market, sell and deliver products and services in the Business throughout the world.  Notwithstanding the foregoing, a Seller may acquire as a passive investment not more than one percent of the capital stock of a competing business whose stock is traded on a national securities exchange or market.

b.             Sellers hereby agree to refrain from directly or indirectly diverting, taking, soliciting, employing, accepting or attempting to divert or take, whether on Sellers’ or any Seller’s own behalf or on behalf of any other party, any customer or potential customer or any employee or independent representative or contractor of any of the Companies or Purchaser or their respective affiliates and successors or assigns in the Business during the Term.

7.0.          PRE-CLOSING COVENANTS.

7.1.          Operation of Business, Related Matters.  From the date of this Agreement and on and prior to the Closing Date, except as otherwise permitted or required by this Agreement, Sellers will cause the Companies to, and the Companies will, conduct the Business in the regular and ordinary course of business consistent with past practices and as presently operated and use best efforts to maintain the Business as a going concern.  The Companies and Sellers will use their best efforts from the date of this Agreement to the Closing Date to preserve the relationships of the Companies with its employees, agents, customers and suppliers and others having business relationships with the Companies, in respect of the Business.  In addition, Sellers will cause the Companies not to, and the Companies will not, take any of the actions described in Section 4.17 (disregarding for the purposes of this Section 7.1 all exceptions set forth on Schedule 4.17), other than as set forth on Schedule 7.1, without the prior written consent of Purchaser, provided that the Companies may make the Final Tax Distribution in accordance with Section 4.17.a(ii).

7.2.          Preparation for Closing.  Purchaser and Parent on the one hand and Sellers and the Companies on the other hand will each use their reasonable best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other set forth in this Agreement.  Sellers and the Companies shall use reasonable best efforts to obtain estoppel certificates from all lessors, licensors, sublessees and licensees of the Real Estate confirming that the applicable leases are in full force and effect and that there are no defaults thereunder.  Sellers shall cause the Companies to, and the Companies shall, provide Purchaser, concurrently with the Closing upon payment of the Purchase Price, all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Purchaser, that are necessary or appropriate to effect the release of all liens set forth in Schedule 7.2.a and the termination of all documents evidencing or related to the Indebtedness, including the obligations secured by such liens, including the documents listed on Schedule 7.2.b.  Each of the Sellers shall take all actions reasonably necessary and within its power to transfer all right, title and interest (including technical and administrative control) in and to all Marks that constitute Intellectual Property Assets or that are used in the Business and are not owned by, or registered in the name of, a Company, including all such Marks registered in the name of the Warrick Corporation (collectively, the “Seller Marks”) to Purchaser as of the Closing.  If as of the Closing Date the Sellers have failed to transfer ownership and control of any Seller Marks to Purchaser, the Sellers (or the Sellers’ Representative) shall promptly deliver to Purchaser a power of attorney in favor of the appropriate Seller with respect to the transfer of ownership and control of any such Seller Mark.

7.3.          Consents.  Each of the Companies and Sellers shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals of any parties to any contract as are required thereunder in connection with the consummation of the transactions contemplated hereby or for any such contracts to remain in full force and effect, all of which are listed in Schedule 4.18, so as to preserve all rights of, and benefits to, the Companies under such contract from and after the Closing.  Such consents, waivers and approvals shall be in a form reasonably acceptable to Purchaser.  In the event that the other parties to any such contract, including lessor or licensor of any Real Estate, conditions its grant of a consent, waiver or approval (including by threatening to exercise a “recapture” or other termination right) upon, or otherwise requires in response to a notice or consent request regarding this Agreement, the payment of a consent fee, “profit sharing” payment or other consideration (including increased rent payments or other payments under the contract) or the provision of additional security (including a guaranty), Sellers shall be responsible for making all payments required to obtain such consent, waiver or approval and shall indemnify, defend, protect and hold harmless the Indemnified Parties (as defined below) from all Losses arising from the same.

7.4.          HSR Filing.  If required, the parties will prepare and file (at Purchaser’s expense), with the appropriate governmental authorities, a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act, and the parties will supply all information requested by governmental authorities in connection with the HSR Act, take commercially reasonable steps to cause the waiting period under the HSR Act to terminate or expire at the earliest possible date and cooperate with each other in responding to any such request.

7.5.          Access to Companies.  The Companies shall afford to Purchaser, Parent and their representatives reasonable access during normal business hours to the offices, properties and financial and other records of the Companies and furnish (including, without limitation, for the purpose of performing such invasive environmental tests and investigations as Purchaser or Parent deems necessary at Purchaser’s cost, provided that the environmental tests and investigations that Purchaser or Parent has requested to be performed by Seller’s consultant prior to the date hereof shall be at Seller’s cost) to Purchaser and Parent and their representatives such additional data and information as it may from time to time reasonably request concerning the Companies.

7.6.          Spreadsheet.  At least three business days prior to the Closing, Seller shall deliver to Purchaser a spreadsheet, which spreadsheet shall be certified as complete and correct by the Sellers’ Representative as of the Closing, setting forth (i) all of the Indebtedness as of the Closing Date, including for each holder of any Indebtedness, the name and address, date of issuance, amounts paid, outstanding principal amount and all accrued interest and any other amounts payable thereunder and (ii) all Closing Compensation Liability as of the Closing Date, including the identity of each of the recipients of any payments with respect thereto and the amounts due and payable with respect to each Terminated Employment Agreement (the “Spreadsheet”).  Purchaser and Parent shall each have the right to direct the appropriate portion of the Purchase Price to, and take other appropriate action with respect to, each such holder of Indebtedness and each employee in connection with Closing Compensation Liability, in an amount sufficient to pay off all such liability, including any Indebtedness secured by Real Estate or any other assets of the Companies and any Closing Compensation Liability related to Terminated Employee Agreements.  The Sellers shall obtain pay-off statements dated as of the Closing Date from each holder of Indebtedness in form and substance reasonably satisfactory to Parent (“Pay-Off Statements”).

7.7.          Expenses, Etc.  All costs, fees, or expenses (including, without limitation, legal fees and any fees due or payable to Crowe Capital, subject to Section 7.4) incurred by the Companies or the Sellers in connection with this Agreement and the transactions contemplated in it (in the aggregate, such expenses of the Companies and Sellers, “Transaction Expenses”) shall be borne by the Sellers or, if borne by the Companies, deducted from the Purchase Price pursuant to Section 2.3.b.  The Seller shall provide Purchaser with a bona fide statement of estimated Transaction Expenses incurred by the Company as of the Closing Date at least three business days prior to the Closing Date in form and substance reasonably satisfactory to Purchaser (the “Statement of Expenses”).  The Sellers shall use their best efforts to obtain, at least two business days prior to the Closing Date, final invoices from its legal, financial advisory, consulting and other similar advisors reflecting the portion of Transaction Expenses payable to each such advisor as of the Closing Date, including a statement from each such advisor that the amount reflected on such invoice represents payment in full for all services rendered to the Companies and the Sellers and in return for such payment, fully releasing the Companies, the Sellers, Purchaser and Parent from any and all liability arising for services performed prior to the Effective Time (the “Final Invoices”).  All costs, fees or expenses (including without limitation legal fees) incurred by Purchaser and Parent in connection with this Agreement shall be borne by Purchaser and Parent.

7.9.          Public Communications.  None of the Companies, Sellers nor any of their respective representatives shall issue any statement or communication to any third party (other than its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the prior written consent of Purchaser or Parent.

7.10.        Notification of Certain Matters.  The Companies or the Sellers or Purchaser, as the case may be, shall give prompt notice to the other parties of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any Company or Seller or Purchaser, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Closing, and (ii) any failure of any Company or any Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by any Company or any Seller or Purchaser pursuant to this Section 7.10, however, shall be deemed to amend or supplement the Schedules to Article 4.0 or Article 5.0 or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

7.11.        Liquidation of the Subsidiary.  The Companies and the Sellers shall take all action necessary to liquidate and dissolve the Subsidiary prior to the Closing.

8.0.          ADDITIONAL COVENANTS.

8.1.          Records: Cooperation.  Purchaser shall, for a period of seven years after the Closing, during normal business hours, provide Sellers and their authorized representatives with such access to the books and records retained by Purchaser relating to the Business as may be reasonably required by Sellers in connection with tax and other legal matters relating to the operation of the Business prior to the Closing.  Sellers shall be entitled, at their own expense, to make extracts and copies of such books and records that they reasonably require.  Purchaser agrees that it shall use its commercially reasonable efforts to not, during such seven year period, destroy or cause to be destroyed any books or records without first notifying Sellers’ Representative and providing Sellers’ Representative opportunity to take possession of such materials.  Purchaser shall not be obligated to give Sellers or any such authorized representatives access to any material relating to any period subsequent to the Closing including, without limitation, tax returns for such subsequent periods.  Sellers shall keep, and shall cause their authorized representatives to keep, all information obtained under this Section in strictest confidence, and shall not disclose any of it except as may be required by Legal Requirements (after giving Purchaser such notice as may be practicable in the circumstances), and shall not use or permit the use of such information in competition with Purchaser.

8.2.          No Securities Law Violation.  Neither Purchaser nor Parent shall take any action subsequent to the Closing with respect to the Shares or the Units which will result in, or create, violations of the securities laws of the United States of America or any state or political subdivision thereof for which any of the Sellers would reasonably be expected to incur any liability (“Sellers’ Securities Liability”).  Purchaser shall indemnify and hold each of the Sellers harmless from, against, for and in respect of any Losses incurred by any Seller in connection with any successful action, suit, proceeding, demand, assessment or judgment incident to any Sellers’ Securities Liability.

8.3.          Further Assurances.  Each party, upon the request from time to time of any other party after the Closing, and at the expense of the requesting party (unless otherwise specified in this Agreement) but without further consideration, will use its reasonable best efforts to do each and every act and thing as may be necessary or reasonably requested to completely consummate the transactions contemplated by this Agreement in an orderly fashion, whether before or after the Closing.  The Sellers agree that they will use their reasonable best efforts to provide Purchaser and Parent with such transition services as they reasonably request in connection with running the Business after the Closing for reasonable payment therefore.

8.4.          Tax Election under 338(h)(10).

a.             Election.

(i)            Purchaser and the Sellers shall (and shall cause the S Corporations to) join in an election pursuant to Section 338(h)(10) of the Code regarding the S corporations (the “Election”), and the Purchaser and the Sellers shall (and shall cause the S corporations to) join in all comparable elections under state and local tax laws, unless such state or locality does not have a provision comparable to Section 338(h)(10) in which case no election shall be made in such state or locality (together with the Election, the “Section 338 Elections”).

(ii)           Purchaser and each Seller shall report, for Tax purposes, the transactions contemplated herein in a manner consistent with the Section 338(h)(10) Elections and shall take no Tax position in any Tax Return, any discussion with or proceeding before any governmental entity, or otherwise, or take any action contrary thereto or inconsistent therewith unless and to the extent required under applicable Legal Requirements, or pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of state or local laws).

b.             Forms.

(i)            Purchaser agrees that it shall be responsible for the preparation of all forms and schedules required to be filed in connection with the Section 338 Elections (“Section 338 Forms”), including Internal Revenue Service (“IRS”) Form 8023 and all attachments required to be filed with it pursuant to the applicable Treasury Regulations (“Form 8023”).  To facilitate the Section 338(h)(10) Elections, contemporaneously with this Agreement, Purchaser shall deliver to the Sellers completed copies of the Section 338 Forms.  The Section 338 Forms shall be duly executed by the Purchaser and the Sellers at the Closing.  Purchaser shall be responsible for filing the Section 338 Forms with the proper taxing authorities, provided that the Sellers shall be responsible for filing any Section 338 Form that must be filed with a Tax Return that the Sellers are responsible for preparing and filing.

(ii)           As soon as practicable after the Closing Date but no later than 45 days prior to the latest date for filing IRS Form 8883, the Purchaser shall furnish the Sellers with a copy prepared by Purchaser.  The Sellers’ Representative shall review such Form 8883 and provide any proposed revisions to Purchaser at least 30 days prior to the due date of such Form 8883.  Purchaser and the Sellers’ Representative agree to negotiate in good faith such proposed revisions and to attempt to resolve any differences between the parties.  In the event the parties reach agreement as to the information to be reflected on such Form 8883, the Form 8883 shall be revised and timely filed by each party as required by Legal Requirements.  Purchaser and each of the Sellers shall report the allocation of the aggregate deemed sales price (and any adjustments thereto) for Tax purposes and file its Tax Returns (including the Form 8883) in a manner consistent with any mutually-agreed allocations determined pursuant to this Section 8.4.b(ii).  In the event the parties do not reach agreement on the information to be reflected on such

Form 8883, each party shall provide to the other party its final version of such Form 8883 and shall timely file its final version of such Form 8883 in the manner required by Legal Requirements.

8.5.          Continued Qualification as an S Corporation.  None of the S Corporations, the Subsidiary nor any Seller has taken (or will take) or has omitted (or will omit) to take any action, or knows of any fact or circumstances, which action, omission, fact or circumstance could result in the loss by either S Corporation of its status as an S corporation within the meaning of Sections 1361 and 1362 of the Code (or any comparable state Legal Requirement).  Each S Corporation shall be a valid electing S corporation up to and including the Closing Date, and the Sellers agree to indemnify and hold Purchaser harmless against any Tax liability or other damages (including interest and penalties) resulting from either S Corporation’s failure to qualify as an S corporation at all times during the period from its inception up to and including the Closing Date.

8.6.          Tax Cooperation.  The Sellers and Purchaser shall each (and Purchaser after Closing shall cause the Companies to): (i) cooperate in the preparation of any Tax Returns of the Companies which the other is responsible for preparing and filing; (ii) cooperate fully in preparing for any audits of, or disputes with Tax authorities regarding, any Tax liability of the Companies; (iii) make available to any Tax authority, as reasonably requested, all information, records, and documents relating to any Tax; (iv) provide timely notice to the other in writing of any written notice received concerning any pending or threatened audits or assessments relating to any Tax liability of the Companies; and (v) furnish the other with copies of all correspondence received from any Tax authority in connection with any audit or information request with respect to any Tax liability of the Companies.  In addition, Purchaser and the Sellers agree to retain or cause to be retained all books and records pertinent to the Companies until all applicable periods for assessment under applicable Legal Requirements (giving effect to any and all extensions or waivers) have expired, and to abide by or cause the abidance with all record retention agreements entered into with any Tax authority.  Purchaser agrees to cause the Companies to give the Sellers’ Representative reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters, and if the Sellers’ Representative so requests, Purchaser agrees to cause the Companies to allow the Sellers to take possession of such books and records.

8.7.          Tax Returns.  The Sellers shall cause the Companies to, and the Companies shall, properly prepare or cause to be properly prepared in accordance with applicable Legal Requirements and past practices, and the Companies shall file, in a timely manner, all Tax Returns for the Companies for all periods ending on or prior to the Closing Date.  The Sellers shall permit Purchaser to review at least 30 days prior to the filing date and approve each such Tax Return, which approval shall not be unreasonably withheld.  Purchaser shall properly prepare or cause to be properly prepared in a timely manner and file all income tax returns for the Companies for all periods ending after the Closing Date.  Purchaser shall promptly pay or cause to be paid to the Sellers all refunds of Taxes received by Purchaser, an affiliate of Purchaser or the Companies attributed to Taxes paid by the Sellers (but not Taxes paid by the Companies) with respect to any tax period or portions of a tax period ending before or on the Closing Date (a “Pre-Closing Tax Period”).

8.8.          Payment of Taxes.

Notwithstanding anything to the contrary in this Agreement, the Sellers shall jointly and severally indemnify and hold Purchaser harmless for any and all (i) income Taxes imposed on the Companies or the Subsidiary for any Pre-Closing Tax Period, (ii) Taxes resulting from the Section 338(h)(10) Elections; (iii) Taxes of any Seller for any taxable period or portion thereof; and (iv) transfer, real estate, excise, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (items (i), (ii), (iii) and (iv) collectively, “Pre-Closing Taxes”).  To the extent that Purchaser is required to remit any such Taxes that are the responsibility of the Sellers pursuant to this Section 8.8, the Sellers shall remit to Purchaser any such Taxes at least ten days prior to the due date for payment of such Taxes.

Notwithstanding anything to the contrary in this Agreement, Purchaser shall indemnify and hold each of the Sellers harmless for any and all income Taxes imposed on the Companies with respect to any tax period beginning after the Closing that are not the responsibility of the Sellers pursuant to this Agreement (“Post-Closing Taxes”).  To the extent that any Seller is required to remit any such Post-Closing Taxes that are the responsibility of Purchaser pursuant to this Section 8.8, Purchaser shall remit to such Seller any such Post-Closing Taxes at least ten days prior to the due date for payment of such Post-Closing Taxes.

8.9.          FIRPTA Certificate.  On or prior to the Closing Date, each of the Companies shall provide to Purchaser a properly executed statement in a form reasonably acceptable to Purchaser for purposes of satisfying Purchaser’s obligations under Treas. Reg. § 1.1445-2(c)(3).

8.10.        Tax Audits Relating to the Companies.

a.             Purchaser shall promptly notify Sellers’ Representative in writing of the commencement of any claim, audit, examination, or other proposed change or adjustment of which it or any of its affiliates has been informed of by any taxing authority relating to the Companies’ Tax Returns for any Pre-Closing Tax Period (a “Tax Audit”).  Such notice shall describe the asserted Tax Audit in reasonable detail and shall include copies of any notices and other documents received from any taxing authority in respect of any such Tax Audit.

b.             Sellers’ Representative shall control the defense of any Tax Audit to the extent it relates to Tax liabilities which will be payable by the Sellers as former shareholder of the Companies (including any subsequent court proceeding), at Sellers’ own expense; provided, however, that to the extent the outcome of any such Tax Audit will affect the Taxes of any Company after the Closing, Purchaser shall control the defense of such Tax Audit and Sellers’

Representative shall have the right to participate in such defense.  Each party shall cooperate with the other party with respect to such Tax Audit.

8.11.        Environmental Remediation.

a.             Sellers have engaged Roberts Environmental Services, LLC to perform Phase II environmental investigations at the Real Estate of the Companies where manufacturing operations occur which are identified in the Preliminary Findings Summary and Progress Report Limited Subsurface Investigation and Miscellaneous Investigative Activities Three (3) Warrick Corporation Facilities, Warsaw, Goshen and Milford, Indiana dated November 4, 2005 and prepared by Roberts Environmental Services, LLC (the “RES Phase II Reports”).  In addition, the Sellers hired JFNew to perform a wetlands survey on the Roadmaster Real Estate located at 310 Steury Avenue, Goshen, Indiana (the “Wetlands Report”).  The Wetlands Report and the RES Phase II Reports have identified areas where there may be violations of, or where Remedial Activities (as defined below) may be required, pursuant to Environmental Law or as required by a governmental authority (collectively, the “Known Environmental Conditions”):

(i)            2666 Country Club Road, Warsaw, Indiana – One volatile organic compound (cis 1,2-Dichloroethene) is present in the groundwater in the mound septic system and two others (Trichloroethene and Tetrachloroethene) are present in soil at boring B-9.  Past testing of well water used for drinking water at the site in Plants 2 and 3 showed the presence of Tetrachloroethene at levels below the MCLs.  Three areas of this property show substantially elevated levels of petroleum hydrocarbons in soil (borings NE CB Plant 3, C-1 and C-5).

(ii)           310 Steury Avenue, Goshen, Indiana – Results of soil sampling at borings B-1, B-2 and B-4 in the vicinity of the former fill area, indicate an impact of petroleum products (TPH-ERO and TPH-DRO).  Soil samples at boring B-2 also indicate the presence of heavy metals and polyaromatic hydrocarbons (“PAH”) at levels above those of regulatory concern.  Additionally, two nearby groundwater samples indicate one PAH at levels above regulatory concern.  The Wetlands Report indicates that various wetland areas of this property have been filled more than five years ago without notification or approval (if required) of the US Army Corps of Engineers.  This facility does not currently have the required stormwater permit.

(iii)          804 South Higbee, Mildford, Indiana (“Bison Plant”) – This facility does not currently have the required stormwater permit.

(iv)          Other environmental issues of concern identified in, or which should be identified in, a final RES Phase II Report, which report is expected to be delivered prior to the Closing.

b.             Promptly following the Closing, Purchaser shall engage an environmental consultant of its choosing to address the Known Environmental Conditions (including pursuant to the requirements under 40 CFR Part 312 - Standards and Practices for All Appropriate Inquires, referred to herein as the “All Appropriate Inquiry Standard”).  Purchaser, in conjunction with its consultant, shall undertake, at its discretion, all Remedial Activities (as defined below) reasonably necessary to comply with Environmental Law (including, without limitation, the All Appropriate Inquiry Standard) or requirements of any governmental authority, such activities to include, for example, reporting of sampling results and submitting reports to the relevant governmental authorities, preparing risk assessments and performing removal or other remedial activities (the “Environmental Remediation”).  If Purchaser shall elect to enter the Indiana Voluntary Remediation Program, it shall allow Sellers to join in its application.  In performing the Environmental Remediation, Purchaser shall provide Sellers copies of any reports to be submitted to any governmental authorities for review and comment before such submission, shall notify Sellers of any meetings with governmental authorities so that Sellers may have a representative present and shall consult with Sellers prior to the performance of any Remedial Activities.  For the purposes of this Agreement, the term “Remedial Activities” shall mean reporting, investigation, feasibility study, remediation, treatment, removal, transport, disposal, characterization, sampling, surveying, repairing, monitoring, health assessment, risk assessment, encapsulation, study, report, wetlands mitigation (or payments in lieu thereof), fines, penalties and assessments, assessment or analysis of Hazardous Material and construction of improvements, requirement of any modification or improvement to wastewater treatment systems and provision of potable water supplies.  Notwithstanding anything to the contrary contained herein, the Remedial Activities for the Known Environmental Conditions shall also include costs to disconnect the restroom water supply at the Bison Plant phosphate wash building (“Phosphate Building Restroom”) from the existing groundwater well and the extension of potable water to the Phosphate Building Restroom.

9.0.          INDEMNIFICATION.

9.1.          Indemnification of Purchaser.  Sellers, jointly and severally (each an “Indemnifying Party”), shall indemnify and hold Purchaser and each of its affiliates and its and their respective shareholders, subsidiaries, affiliates, officers and directors, employees and agents and their respective successors and assigns (each an “Indemnified Party”) harmless from, against, for and in respect of (subject to this Article 9.0):

a.             Any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances, reduction in value, lost profits and reasonable costs and expenses, including, without limitation, attorneys’ fees, interest and penalties (“Losses”), suffered, sustained, incurred or required to be paid by any Indemnified Party arising out of or relating to (i) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of Sellers or the Companies contained in this Agreement, (ii) a NBV

Adjustment under Section 2.4.d, if any, that is not paid when due, (iii) any Pre-Closing Taxes, (iv) any Closing Compensation Liability, (v) any Indebtedness, (vi) any Transaction Expenses, (vii) the Bison Payment and (viii) the Environmental Remediation.

b.             Other than with respect to the Real Estate, any Losses suffered, sustained, incurred or required to be paid by any Indemnified Party arising out of or relating to any of the Companies’ or their affiliates’ current or previous ownership of real property or interest in real property (“Other Real Estate Losses”), provided that the Sellers shall not have liability to indemnify the Indemnified Parties for Other Real Estate Losses not otherwise recovered from the Environmental Holdback to the extent that the aggregate of all claims for indemnification against the Sellers under this Section 9.1.b exceeds the portion of the Purchase Price allocated to the AJP Shares in Section 2.2.

9.2.          Environmental Holdback.

a.             By virtue of this Agreement and as security for the indemnity obligations provided for in Section 9.1 with respect to the Environmental Remediation and the covenants made in Section 8.11 with respect to the Environmental Remediation, without any act by any Indemnifying Party, Purchaser will retain $750,000 (the “Environmental Holdback Amount”) from the Purchase Price, such retention of the Environmental Holdback Amount to constitute an environmental holdback (the “Environmental Holdback”), to be governed by the terms set forth herein.  The Environmental Holdback shall be available to compensate an Indemnified Party for any Losses to which it is entitled to recovery under Sections 8.11 and 9.1 with respect to Losses incurred in connection with the Environmental Remediation or Other Real Estate Losses.  The parties hereto each acknowledge that such Losses, if any, would relate to circumstances existing at the Closing, which if resolved at the Closing, would have led to a reduction in the Purchase Price.

b.             Subject to the following requirements, the Environmental Holdback shall be in existence immediately following the Closing and shall terminate at such time as the Environmental Remediation is complete (the “Environmental Holdback Period”), and the remaining amount of funds in the Environmental Holdback shall be distributed to the Sellers’ Representative within ten business days of expiration of the Environmental Holdback Period; provided, however, that the Environmental Holdback shall not terminate with respect to any amount which is necessary, in the reasonable good faith judgment of Purchaser, to satisfy any unsatisfied claims specified in any Officer’s Certificate (as defined below) delivered to the Sellers’ Representative prior to the end of the Environmental Holdback Period with respect to facts and circumstances existing prior to the end of the Environmental Holdback Period.  As soon as each such unsatisfied claim has been resolved, Purchaser shall deliver the remaining portion of the Environmental Holdback, if any, to the Sellers’ Representative not required to satisfy such claim or any remaining claims.  Notwithstanding the retention of any portion of the Environmental Holdback by Purchaser in accordance herewith, nothing herein shall prohibit Purchaser from pursuing recourse with respect to the Environmental Remediation or Other Real Estate Losses pursuant to Section 9.1.

9.3.          Rules Regarding Indemnification.  The obligations and liabilities concerning indemnification and the holdbacks set forth herein shall be subject to the following terms, conditions and limitations:

a.             No claim shall be brought for indemnification under this Agreement against any of the Sellers for any inaccuracy, untruth or breach of a representation or warranty contained in Article 3.0 or Article 4.0 (a “Warranty Breach”) unless and only to the extent the aggregate of all claims for indemnification under this Agreement against Sellers (individually or in the aggregate), exceeds $500,000 (the “Basket”), and once the Basket is exceeded, any and all amounts with respect to claims by an Indemnified Party against an Indemnifying Party in excess of the Basket may be brought.  The Sellers shall not have liability to indemnify the Indemnified Parties for a Warranty Breach under this Agreement or for Losses in connection with the Environmental Remediation not otherwise recovered from the Environmental Holdback to the extent that the aggregate of all claims for indemnification against the Sellers under Section 9.1 exceeds $5,000,000 (the “Cap”).  For purposes of determining the amount of a claim for indemnification under Section 9.1 or satisfaction of the Basket or Cap, all limitations or thresholds with respect to the existence of materiality, a material adverse change or a material adverse effect shall be ignored.  Notwithstanding the foregoing, claims based upon a NBV Adjustment, the Bison Payment, Transaction Expenses, Closing Compensation Liability, Indebtedness, Pre-Closing Taxes, Section 3.2 “Stock Ownership,” Section 3.3 “Membership Interest,” Section 4.2 “Authority No Conflict,” Section 4.3 “Capitalization,” Section 4.12 “Taxes”, Section 4.26 “Brokers or Finders” or the additional covenants under Article 6.0, Article 7.0 and Article 8.0 shall not be counted in determining whether the Basket or Cap has been attained, and the Indemnifying Parties shall be obligated to indemnify the Indemnified Parties for the entire amount of such claims, regardless of the Basket or Cap, provided that Losses in connection with the Environmental Remediation not otherwise recovered from the Environmental Holdback shall be counted in determining whether the Cap has been attained.

b.             No claim may be brought for indemnification under this Agreement more than two years after the Closing Date, except with respect to Other Real Estate Losses and except (i) with respect to the matters addressed in Articles 6.0 and  8.0 and the representations, warranties and covenants made in Section 4.12 “Taxes,” which shall survive until the expiration of the applicable statute of limitations, provided that the claim period for claims arising from Tax liabilities asserted by states that the Sellers and the Companies reasonably believed did not have proper nexus as of the Closing shall survive for a period of six years after the Closing Date, and (ii) with respect to the representations, warranties and covenants made in Section 4.20 “Environmental Matters,” which shall survive for a period of four years after the Closing Date.

c.             From and after the Closing the sole and exclusive remedy of the parties hereto with respect to any and all claims relating to the subject matter of this Agreement, other than claims based on fraud, willful misrepresentation or the Other Real Estate Losses, shall be pursuant to the indemnification and holdback provisions set forth herein.

d.             Upon making any payment to an indemnified party for any indemnification claim pursuant to this Agreement, the indemnifying party shall be subrogated, to the extent of such payment, to any rights which the indemnified party may have against other persons with respect to the subject matter underlying such indemnification claim.

e.             The Sellers’ Representative or Purchaser may at any time on or before the termination of the relevant period during which a claim for indemnification or against the Environmental Holdback may be asserted hereunder, submit to the other a certificate describing with reasonable particularity any claim for indemnification which the Sellers or Purchaser, as the case may be, may claim against the other (an “Officer’s Certificate”); provided, however, that Purchaser may (in its discretion) retain any NBV Adjustment from the Holdback in accordance with Section 2.4 and shall have no obligation to deliver an Officer’s Certificate with respect thereto.  Failure by the recipient to object in writing within the 30-day period after delivery of the Officer’s Certificate shall be an irrevocable acknowledgment by such recipient that the indemnified party is entitled to the full amount of the claim for Losses set forth in such Officer’s Certificate; and, with respect to the Environmental Holdback, Purchaser shall, subject to the procedures set forth in Section 9.2.b and this Section 9.3, be entitled to permanently retain the portion of the Environmental Holdback equal to such Losses set forth in such Officer’s Certificate.  The recipient of an Officer’s Certificate may object in a written statement to the claim made in the Officer’s Certificate (an “Objection Notice”), provided such Objection Notice is delivered to the party which gave the Officer’s Certificate to which it relates prior to the expiration of such 30 -day period.

f.              In case an Objection Notice is given in accordance with Section 9.3.e, the Sellers’ Representative and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.  If the Sellers’ Representative and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and such memorandum shall be final and binding on the parties hereto.

g.             If no such agreement can be reached after good faith negotiation and prior to 30 days after delivery of an Objection Notice, either Purchaser or the Sellers’ Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration as set forth in Section 9.3.h.

h.             Any dispute submitted to arbitration pursuant to this Article 9.0 or Section 16.7 shall be finally and conclusively determined by the decision of a board of arbitration consisting of one arbitrator, if Purchaser and the Sellers’ Representative agree upon such arbitrator, or if they do not agree on one arbitrator, consisting of three members (the “Board of Arbitration”) selected as follows.  The indemnified party and the indemnifying party shall each select one member and the third member shall be selected by mutual agreement of the other two members, or if the other two members fail to reach agreement on a third member within 20 days after their selection, such third member shall be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the indemnified party and the indemnifying party or by the other members.  The Board of Arbitration shall meet in Elkhart, Indiana or such other place in Indiana as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the indemnifying party is required to pay to the indemnified party in respect of a claim filed by the indemnified party.  In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate but must follow the substantive and procedural requirements contained in this Agreement, to the extent applicable.  To the extent practical, decisions of the Board of Arbitration shall be rendered no more than 30 days following formation of the Board of Arbitration.  The Board of Arbitration shall cause its written decision to be delivered to the indemnified party and the indemnifying party.  Any decision made by the Board of Arbitration (either prior to or after the expiration of such 30 calendar day period) shall be final, binding and conclusive on the indemnified party and the indemnifying party (including, with respect to the Environmental Holdback, the retention of funds by Purchaser in accordance with the terms hereof) and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.  Each party to any arbitration shall bear its own expenses including but not limited to such party’s attorneys’ fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the indemnifying party and the indemnified party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the indemnified party bears to the portion of such claim determined not to be so payable.

9.4.          Third Party Claims.  In the event Purchaser becomes aware of a third party claim (a “Third Party Claim”), which Purchaser reasonably believes may result in indemnification pursuant to this Agreement, Purchaser shall promptly notify the Sellers’ Representative of such claim (failure to give or delay in giving such notice shall not affect any rights of the Indemnified Party unless and only to the extent the Indemnifying

Party is materially prejudiced by the failure or delay), and the Sellers’ Representative shall be entitled on behalf of the Sellers, at their expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim.  Purchaser shall have the right in its sole discretion to conduct the defense of and to settle any such claim; provided, however, that except with the consent of the Sellers’ Representative, no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter.

9.5.          Claims Made by Sellers.  If Sellers (acting by means of the Sellers’ Representative) bring an action against Purchaser or Parent relating to (i) the inaccuracy or breach of any representation or warranty of Purchaser contained herein or (ii) a breach of any covenant or agreement of Purchaser contained herein, then Sellers may recover from Purchaser or Parent for any Loss directly arising from (i) or (ii) above in accordance with this Agreement.

10.0.        CONDITIONS TO THE OBLIGATION TO CLOSE OF PURCHASER.

The obligations of Purchaser to consummate the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Purchaser in its sole discretion.

10.1.        Continued Accuracy of Representations and Warranties.  The representations and warranties of the Companies and the Sellers in this Agreement (other than the representations and warranties of the Companies and the Sellers as of a specified date, which shall be true and correct as of such date) shall have been true and correct on the date they were made and shall be true and correct in all material respects (without giving effect to any limitation as to “material,” “materiality,” “material adverse change” or “material adverse effect” set forth therein) on and as of the Closing Date as though such representations and warranties were made on and as of such date.

10.2.        Performance of Agreements.  The Sellers and the Companies shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by them at or prior to the Closing.

10.3.        Sellers Closing Certificate.  At the Closing, the Sellers shall furnish a certificate dated the Closing Date, signed by the Sellers’ Representative, to the effect that the conditions specified in Sections 10.1, 10.2, 10.4 and 10.9 have been satisfied.

10.4.        No Material Adverse Change.  Since January 1, 2005, there shall not have been any material adverse change in the business, operations, properties, assets, liabilities (financial or otherwise), condition, results of operations or prospects of the Companies.

10.5.        Legality; Governmental Authorization; Litigation.  The acquisition of the Shares and the Units and the consummation of the other transactions contemplated by this Agreement shall not be prohibited by any applicable Legal Requirements.  No action shall have been instituted at or prior to the Closing by any person other than a party to this Agreement or any affiliate of such party, or instituted by any governmental authority, relating to this Agreement or any of the transactions contemplated by it, which has a reasonable likelihood of success and the result of which would be reasonably likely to (i) prevent or make illegal the consummation of any such transaction or (ii) have a material adverse effect on the properties, assets, business or financial condition of the Companies.

10.6.        Opinion of Counsel.  The Sellers and the Companies shall have furnished Purchaser with a favorable opinion of Barnes & Thornburg LLP, special counsel to the Sellers and the Companies in form and substance reasonably acceptable to Purchaser.

10.7.        General.  All proceedings required to be taken on the part of the Sellers and the Companies in connection with the transactions contemplated by this Agreement shall have been taken.  Purchaser shall have received copies of such officers’ certificates, good standing certificates, incumbency certificates and other customary closing documents as Purchaser may reasonably request in connection with the transactions contemplated hereby.

10.8.        Consents.  The Companies and Sellers shall have delivered to Purchaser all necessary consents, waivers and approvals of parties to any contract set forth on Schedules 4.18 and 10.8 as are required thereunder in connection with the transactions contemplated by this Agreement, or for any such contract to remain in full force and effect without limitation, modification or alteration after the Closing.

10.9.        Employment Arrangements.

a.             Each of the Employment Agreements with the Key Employees shall be in full force and effect and none of the Key Employees shall have terminated employment with the Companies or, to the knowledge of the Sellers and the Companies, indicated that such employee is likely to terminate his or her relationship with the Companies or Purchaser.

b.             Contingent upon payment of the Closing Compensation Liability as set forth in Section 2.3.b, each of the Terminated Employment Agreements shall have been terminated, all of the respective Company’s obligations with respect to such agreements shall have been satisfied and Purchaser shall have no liability with respect thereto and received evidence reasonably satisfactory to it with respect thereto.

10.10.      Release of Liens.  Concurrently with the payment of the Purchase Price, Purchaser shall have received from the Sellers a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Purchaser, that are necessary or appropriate to evidence the release of all liens set forth on Schedules 7.2 and 10.10 and deemed sufficient by Meridian Title Corporation, as to liens secured by Real Estate to clear the liens from title and permit Meridian Title Corporation to issue title policy without excepting such liens.

10.11.      Spreadsheet.  The Sellers shall have delivered the Spreadsheet and Pay-Off Statements to Purchaser at least three business days prior to the Closing Date, which shall have been certified as true and correct by the Sellers’ Representative as of the Closing.

10.12.      Statement of Expenses.

10.13.        The Sellers shall have delivered the Statement of Expenses and the Final Invoices to Purchaser at least three business days prior to the Closing Date.

10.14.      Title Insurance.  Meridian Title Corporation shall be irrevocably committed to issue policies of owner’s title insurance to Purchaser with respect to the Owned Real Estate, free and clear of all liens and encumbrances, except for Permitted Encumbrances.

10.15.      Liquidation of the Subsidiary.  Purchaser shall have received from the Sellers evidence satisfactory to Purchaser that the Subsidiary has been liquidated and dissolved prior to the Closing.

11.0.        CONDITIONS TO THE OBLIGATION TO CLOSE OF THE SELLERS AND THE COMPANIES.

The obligations of the Sellers and the Companies to consummate the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Sellers’ Representative in its sole discretion.

11.1.        Continued Accuracy of Representations and Warranties.  The representations and warranties of Purchaser in this Agreement (other than the representations and warranties of Purchaser as of a specified date, which shall be true and correct as of such date) shall have been true and correct on the date they were made and shall be true and correct in all material respects (without giving effect to any limitation as to “material,” “materiality,” “material adverse change” or “material adverse effect” set forth therein) on and as of the Closing Date as though such representations and warranties were made on and as of such date.

11.2.        Performance of Agreements.  Purchaser shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by it at or prior to the Closing.

11.3.        Purchaser’s Closing Certificate.  At the Closing, Purchaser shall furnish a certificate, signed by an executive officer of Purchaser, dated the Closing Date, to the effect that the conditions specified in Sections 11.1 and 11.2, have been satisfied.

11.4.        Legality; Governmental Authorization; Litigation.  The acquisition of the Shares and the Units and the consummation of the other transactions contemplated by this Agreement shall not be prohibited by any applicable Legal Requirements.

11.5.        General.  All corporate proceedings reasonably required to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement shall have been taken.  The Sellers’ Representative shall have received from Purchaser copies of such officers’ certificates, good standing certificates, incumbency certificates and other customary closing documents as the Sellers’ Representative may reasonably request in connection with the transactions contemplated hereby.

12.0.        CLOSING DELIVERIES:  SELLERS AND THE COMPANIES.

On the Closing Date, Sellers and the Companies shall deliver or cause to be delivered to Purchaser:

12.1.        Share and Unit Certificates and Stock and Unit Powers.  The certificates or other instruments evidencing the Shares and the Units, and stock powers and membership interest powers, or other appropriate instruments assigning the Shares and the Units to Purchaser, and required by Section 2.3.a of this Agreement.

12.2.        Resignations.  Resignations of all current members of the Board of Directors, Managing Members and Boards of Managers of the Companies and all officers of the Companies.

12.3.        Legal Opinion.  The opinions of Sellers’ and the Companies’ legal counsel in the form attached as Schedule 10.6.

12.4.        Records and Title Closing Documents.  All corporate, accounting, business and tax records of the Companies and gap indemnities, owner’s affidavits and such other closing documents as may be required by Meridian Title Corporation to issue new title policies as may be reasonably required by Purchaser as to the Owned Real Estate as of the Closing Date.

12.5.        Consents.  All necessary consents, waivers and approvals of parties to any contract set forth on Schedules 4.18 and 10.8, which consents, waivers and approvals shall be reasonably acceptable to Purchaser in form and substance.

12.6.        Other Documents.  Any other documents provided for in this Agreement or which Purchaser may reasonably request in order to transfer good and marketable title in and to the Shares and the Units, and to consummate the transactions provided for in this Agreement.

13.0.        CLOSING DELIVERIES:  PURCHASER.

As conditions to Sellers’ and the Companies’ obligations to close the transactions provided for in this Agreement, on the Closing Date, Purchaser shall deliver or cause to be delivered the Closing Payment as provided for in Section 2.3.b.

14.0.        TERMINATION.

14.1.        Termination.  This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time before the Closing:

a.             By mutual written agreement of Sellers’ Representative and Purchaser;

b.             By Sellers’ Representative on behalf of Sellers or by Purchaser, (i) in the event of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within ten days following notification by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party’s obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the terminating party;

c.             by Sellers’ Representative on behalf of Sellers or by Purchaser if the Closing Date shall not have occurred by December 15, 2005; provided, however, that the right to terminate this Agreement under this Section 14.1.c not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

d.             by Purchaser or Seller if any governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, order or other legal restraint which is in effect and which has the effect of making the transactions contemplated hereby illegal; and

e.             by Purchaser if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby, which would: (i) prohibit Purchaser’s ownership or operation of any portion of the business of the Companies or (ii) compel Purchaser or any of the Companies to dispose of or hold separate all or any portion of the business or assets of the Companies or Purchaser as a result of the transactions contemplated hereby.

14.2.        Effect of Termination.  If this Agreement is validly terminated pursuant to Section 14.1, this Agreement will thereupon become null and void, except (i) that Article 16 will continue to apply following any such termination and (ii) any party hereto shall continue to have liability with respect to this Agreement after termination for its fraud, willful misrepresentation or breach of this Agreement.

14.3.        Casualty or Condemnation.  In the event that, prior to the Closing Date, any Owned Real Estate shall be destroyed or materially damaged, or if condemnation proceedings are commenced against any Owned Real Estate or any material part thereof, then Purchaser shall have the option, in Purchaser’s sole discretion, (i) to terminate this Agreement, in which event the provisions of Section 14.2 shall apply, or (ii) to proceed to Closing as provided under this Agreement, in which event Purchaser shall receive any and all insurance and condemnation proceeds attributable to the casualty or condemnation, which proceeds may, if transferred to Sellers, at Purchaser’s election, be credited against the purchase price payable by Purchaser at Closing.

15.0.        SELLERS’ REPRESENTATIVE.

Each of the Sellers hereby designates and appoints the Sellers’ Representative to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Sellers, including, without limitation, any payments out of the NBV Holdback or the Environmental Holdback, the execution and delivery of any waivers, consents, approvals, extensions, amendments and other agreements, the giving and receipt of notices, the resolution of disputes and any matters or proceedings referred to in Article 9.0 and hereby acknowledges that the Sellers’ Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any of the Sellers.  Each of the Sellers further designates and appoints the Sellers’ Representative such Seller’s agent for service of process with respect to any disputes regarding or arising out of this Agreement or any transaction contemplated hereby.  Each of the Sellers acknowledges that the foregoing appointments and designations shall be coupled with an interest and shall survive the death or incapacity of such Seller and that the Sellers’ Representative shall not be liable for any such action taken in good faith.  Each Seller hereby authorizes the other parties hereto to disregard any notice delivered or other action taken by any Seller pursuant to this Agreement except for the Sellers’ Representative.  The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Sellers’ Representative and are and will be entitled and authorized to give notices only to the Sellers’ Representative for any notice contemplated by this Agreement to be given to any Seller.  Purchaser is hereby relieved from any liability to any person or entity for any acts done by it in accordance with any decision, act, consent or instruction of the Sellers’ Representative hereunder.

16.0.        MISCELLANEOUS.

16.1.        Parties in Interest:  Assignment.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Sellers and their respective heirs, personal representatives, successors and assigns, and Purchaser and its successors and assigns.  No right or obligation under this Agreement shall be assigned or delegated (whether by operation of law or otherwise) by any party except with the prior written consent of the other parties, provided that Purchaser may assign any right or obligation hereunder to Parent.

16.2.        Confidentiality.  Each of Purchaser and the Sellers recognizes and acknowledges that it has in the past and currently has access to certain confidential information of the Companies, such as operational policies, and pricing and cost policies that are valuable and special and unique assets of the Companies’ business.  Purchaser agrees that, prior to the Closing or if the transactions contemplated by this Agreement are not consummated, and Sellers agree that after the Closing, they will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of the disclosing party or its affiliates or agents, (ii) disclosure is required by Legal Requirements or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the disclosing party shall, if possible, give prior written notice to the appropriate party and provide such party with the opportunity to contest such disclosure (except that the disclosing party may make any disclosure without providing the opportunity to contest if such party is required to make such disclosure pursuant to (x) the securities laws of the United States of America or any state or political subdivision thereof or (y) the rules or regulations of any national securities exchange or market) or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against such party, provided, that prior to disclosing any information pursuant to this clause (iii), the disclosing party shall, if possible, give prior written notice to the appropriate party and provide such party with the opportunity to attempt to obtain confidential treatment of such information.  If the transactions contemplated by this Agreement are not consummated, Purchaser will return or destroy all confidential information regarding the Companies.  The Confidentiality Agreement dated August 10, 2005 executed by Purchaser in favor of the Companies, remains in full force and effect.

16.3.        Entire Agreement; Amendments.  This Agreement and the other writings referred to in it or delivered in connection with it contain the entire understanding of the parties with respect to its subject matter.  This Agreement may be amended only by a written instrument duly executed by the Sellers’ Representative and Purchaser.

16.4.        Headings.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.5.        Notices.  All notices, claims, certificates, requests, demands and other communications (“Communications”) under this Agreement shall be in writing and shall be deemed to have been duly given and received when sent by telecopy, followed by deposit into the U.S. Mail of a copy sent by registered or certified mail, postage prepaid as follows:

If to Purchaser or Parent:

Monaco Coach Corporation

91320 Industrial Way

Coburg, Oregon  97408

Attention:              President

Facsimile:  (541) 302-3800

and

Monaco Coach Corporation, Indiana

606 Nelson’s Parkway

Wakarusa, IN 46573

Attention:              General Counsel

Facsimile:  (574) 862-7313

With a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention:              Henry P. Massey

Robert T. Ishii

Facsimile:  (650) 493-6811

If to Sellers, to Sellers’ Representative at such address and telecopy number as is provided in writing in accordance with this Section.

With a copy to:

Barnes & Thornburg LLP

Suite 200

121 West Franklin Street

Elkhart, Indiana 46516

Attention:  Samuel S. Thompson

Facsimile:  (574) 296-2535

or to such other person’s address and telecopy number as the person to whom a Communication is to be given may have furnished to the others in writing in accordance with this Section.  A Communication given by any other means shall be deemed duly given when actually received by the addressees.

16.6.        Waiver.  No waiver of any provision of this Agreement shall be effective unless in writing signed by Sellers’ Representative and Purchaser.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

16.7.        Governing Law; Forum; No Jury.  This Agreement shall be governed by the laws of the State of Indiana applicable to contracts made and to be wholly performed in the State of Indiana.  Any and all litigation between the parties pertaining to or arising out of this Agreement or the transactions provided for in it, shall be brought and maintained in a state or federal court located in Elkhart or St. Joseph Counties, Indiana and the parties irrevocably consent to the subject matter and personal jurisdiction of such courts and waive all rights to a trial by jury as to all or any part of any such litigation, provided however that any claim for indemnification under this Agreement may be submitted to binding arbitration by the party or parties asserting or contesting such claim for indemnification as provided in Section 9.3.h.

16.8.        Survival of Representations and Warranties.  The representations and warranties made by the Companies and the Sellers in this Agreement concerning states of fact as of the date of this Agreement or as of the Closing Date shall survive after the Closing Date until the second anniversary of the Closing Date, except as set forth in Section 9.3.b.  The representations and warranties of Purchaser or Parent contained in this Agreement shall terminate at the Closing.

16.9.        Parent Guarantee.  Parent does hereby irrevocably and unconditionally guarantee the performance by Purchaser of each and every obligation of Purchaser under this Agreement, including the obligation to make all payments which become due from Purchaser hereunder.  In addition, Parent shall be responsible for the accuracy of each and every representation and warranty made by Purchaser under this Agreement.  The guaranty set forth in this Section 16.9 shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force until all guaranteed obligations are performed in full.  Notwithstanding the foregoing, Parent shall be entitled to assert any defenses to payment or performance that would be available to Purchaser in any action commenced by any party hereto to enforce the foregoing guaranty

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“SELLERS”

/s/ William L. Warrick
William L. Warrick

/s/ Arlen J. Paul
Arlen J. Paul

/s/ Dennis Bailey
Dennis Bailey

/s/ William Devos
William Devos

/s/ Ruth A. Hollingsworth
Ruth A. Hollingsworth

/s/ Shannon E. Warrick
Shannon E. Warrick

/s/ Bradford J. Warrick
Bradford J. Warrick

/s/ William Lewis Warrick
William Lewis Warrick

/s/ Jodie D. Warrick Konold
Jodie D. Warrick Konold

/s/ Helen L. Krizman
Helen L. Krizman

Warrick LP
By: Warrick Corporation, its general partner

By:	/s/ Arlen J. Paul
President
(Printed Name and Title)

/s/ William L. Warrick
William L. Warrick, as Trustee of the
William Warrick 1998 Irrevocable Trust for the Benefit of Shannon Elizabeth Warrick

Signature Page to Stock and Unit Purchase Agreement

/s/ William L. Warrick
William L. Warrick, as Trustee of the
William Warrick 1998 Irrevocable Trust for the Benefit of William Lewis Warrick

/s/ William L. Warrick
William L. Warrick, as Trustee of the
William Warrick 1998 Irrevocable Trust for the Benefit of Bradford James Warrick

/s/ William L. Warrick
William L. Warrick, as Trustee of the
William Warrick 1998 Irrevocable Trust for the Benefit of Jodie Dawn Warrick

Signature Page to Stock and Unit Purchase Agreement

“COMPANIES”

R-VISION, INC.
an Indiana corporation

/s/ Dennis Bailey

By:	Dennis Bailey

(Printed Name and Title)

R-VISION MOTORIZED LLC
an Indiana limited liability company

/s/ Dennis Bailey

By:	Dennis Bailey

(Printed Name and Title)

ROADMASTER LLC
an Indiana limited liability company

/s/ William L. Warrick

By:	William L. Warrick
Member
(Printed Name and Title)

Signature Page to Stock and Unit Purchase Agreement

“COMPANIES”

BISON MANUFACTURING, LLC
an Indiana limited liability company

/s/ William L. Warrick

By:	William L. Warrick
Member
(Printed Name and Title)

A.J.P. R.V., INC.
an Indiana corporation

/s/ Arlen J. Paul

By:	Arlen J. Paul
President
(Printed Name and Title)

Signature Page to Stock and Unit Purchase Agreement

“PARENT”

MONACO COACH CORPORATION
a Delaware corporation

/s/ Kay L. Toolson

By:	Kay L. Toolson
Chief Executive Officer
(Printed Name and Title)

“PURCHASER”

R-VISION HOLDINGS LLC
a Delaware limited liability company

/s/ John W. Nepute

By:	John W. Nepute
President
(Printed Name and Title)

Signature Page to Stock and Unit Purchase Agreement

“SELLERS’ REPRESENTATIVE”

/s/ William L. Warrick
William L. Warrick

Signature Page to Stock and Unit Purchase Agreement